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                                                                   EXHIBIT 10.5







                            RHYTHMS NETCONNECTIONS INC.

              SERIES C PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT


                                   March 3, 1999


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

                                 TABLE OF CONTENTS

                                                                                    PAGE
                                                                                    ----
1.   Purchase and Sale of Stock and Warrant. . . . . . . . . . . . . . . . . . . .  1
     1.1  SALE AND ISSUANCE OF PREFERRED STOCK AND WARRANT.. . . . . . . . . . . .  1
     1.2  CLOSING. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
2.   Representations and Warranties of the Company.. . . . . . . . . . . . . . . .  1
     2.1  ORGANIZATION, GOOD STANDING AND QUALIFICATION. . . . . . . . . . . . . .  2
     2.2  CAPITALIZATION AND VOTING RIGHTS.. . . . . . . . . . . . . . . . . . . .  2
     2.3  SUBSIDIARIES.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
     2.4  AUTHORIZATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
     2.5  VALID ISSUANCE OF PREFERRED STOCK, WARRANT AND COMMON STOCK. . . . . . .  3
     2.6  CONSENTS.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
     2.7  PRODUCT WARRANTY AND PRODUCT LIABILITY.. . . . . . . . . . . . . . . . .  4
     2.8  LITIGATION.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
     2.9  PROPRIETARY INFORMATION AGREEMENTS.. . . . . . . . . . . . . . . . . . .  4
     2.10 INTELLECTUAL PROPERTY. . . . . . . . . . . . . . . . . . . . . . . . . .  4
     2.11 COMPLIANCE WITH OTHER INSTRUMENTS. . . . . . . . . . . . . . . . . . . .  5
     2.12 AGREEMENTS; ACTION.. . . . . . . . . . . . . . . . . . . . . . . . . . .  6
     2.13 RELATED-PARTY TRANSACTIONS.. . . . . . . . . . . . . . . . . . . . . . .  7
     2.14 PERMITS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
     2.15 ENVIRONMENTAL AND SAFETY LAWS. . . . . . . . . . . . . . . . . . . . . .  7
     2.16 MANUFACTURING AND MARKETING RIGHTS.. . . . . . . . . . . . . . . . . . .  8
     2.17 DISCLOSURE.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
     2.18 REGISTRATION RIGHTS. . . . . . . . . . . . . . . . . . . . . . . . . . .  9
     2.19 CORPORATE DOCUMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . .  9
     2.20 TITLE TO PROPERTY AND ASSETS.. . . . . . . . . . . . . . . . . . . . . .  9
     2.21 EMPLOYEE BENEFIT PLANS.. . . . . . . . . . . . . . . . . . . . . . . . .  9
     2.22 FINANCIAL STATEMENTS.. . . . . . . . . . . . . . . . . . . . . . . . . .  9
     2.23 TAX RETURNS, PAYMENTS AND ELECTIONS. . . . . . . . . . . . . . . . . . .  9
     2.24 INSURANCE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
     2.25 MINUTE BOOKS.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
     2.26 LABOR AGREEMENTS AND ACTIONS.. . . . . . . . . . . . . . . . . . . . . . 10
     2.27 INVENTORY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
     2.28 NOTES AND ACCOUNTS RECEIVABLE. . . . . . . . . . . . . . . . . . . . . . 11
     2.29 POWERS OF ATTORNEY.. . . . . . . . . . . . . . . . . . . . . . . . . . . 11
     2.30 GUARANTIES.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
3.   Representations and Warranties of the Investor. . . . . . . . . . . . . . . . 11
     3.1  AUTHORIZATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
     3.2  PURCHASE ENTIRELY FOR OWN ACCOUNT. . . . . . . . . . . . . . . . . . . . 11
     3.3  DISCLOSURE OF INFORMATION. . . . . . . . . . . . . . . . . . . . . . . . 12
     3.4  INVESTMENT EXPERIENCE. . . . . . . . . . . . . . . . . . . . . . . . . . 12
     3.5  ACCREDITED INVESTOR. . . . . . . . . . . . . . . . . . . . . . . . . . . 12
     3.6  RESTRICTED SECURITIES. . . . . . . . . . . . . . . . . . . . . . . . . . 12
4.   Covenants of the Investor.. . . . . . . . . . . . . . . . . . . . . . . . . . 12
     4.1  FURTHER LIMITATIONS ON DISPOSITION.. . . . . . . . . . . . . . . . . . . 12

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                                                                                   PAGE
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     4.2  LEGENDS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
     4.3  CORPORATE SECURITIES LAW.. . . . . . . . . . . . . . . . . . . . . . . . 13
     4.4  VOTING TRUST AGREEMENT.. . . . . . . . . . . . . . . . . . . . . . . . . 14
     4.5  WAIVER OF "PIGGY-BACK" REGISTRATION RIGHTS.. . . . . . . . . . . . . . . 14
5.   Conditions of Investor's Obligations at the Closing.. . . . . . . . . . . . . 14
     5.1  REPRESENTATIONS AND WARRANTIES.. . . . . . . . . . . . . . . . . . . . . 14
     5.2  PERFORMANCE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
     5.3  COMPLIANCE CERTIFICATE.. . . . . . . . . . . . . . . . . . . . . . . . . 14
     5.4  QUALIFICATIONS.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
     5.5  PROCEEDINGS AND DOCUMENTS. . . . . . . . . . . . . . . . . . . . . . . . 15
     5.6  OPINION OF COMPANY COUNSEL.. . . . . . . . . . . . . . . . . . . . . . . 15
     5.7  BOARD OF DIRECTORS.. . . . . . . . . . . . . . . . . . . . . . . . . . . 15
     5.8  INVESTORS' RIGHTS AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . 15
     5.9  HART-SCOTT-RODINO. . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
6.   Conditions of the Company's Obligations at the Closing. . . . . . . . . . . . 15
     6.1  REPRESENTATIONS AND WARRANTIES.. . . . . . . . . . . . . . . . . . . . . 15
     6.2  QUALIFICATIONS.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
     6.3  PERFORMANCE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
     6.4  INVESTORS' RIGHTS AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . 16
     6.5  VOTING TRUST AGREEMENT.. . . . . . . . . . . . . . . . . . . . . . . . . 16
7.   Indemnification.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
     7.1  INDEMNITY BY COMPANY.. . . . . . . . . . . . . . . . . . . . . . . . . . 16
     7.2  INDEMNITY BY INVESTOR. . . . . . . . . . . . . . . . . . . . . . . . . . 17
8.   Miscellaneous.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
     8.1  SURVIVAL OF WARRANTIES.. . . . . . . . . . . . . . . . . . . . . . . . . 17
     8.2  SUCCESSORS AND ASSIGNS.. . . . . . . . . . . . . . . . . . . . . . . . . 17
     8.3  GOVERNING LAW. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
     8.4  COUNTERPARTS.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
     8.5  TITLES AND SUBTITLES.. . . . . . . . . . . . . . . . . . . . . . . . . . 18
     8.6  NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
     8.7  FINDER'S FEE.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
     8.8  EXPENSES.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
     8.9  AMENDMENTS AND WAIVERS.. . . . . . . . . . . . . . . . . . . . . . . . . 18
     8.10 SEVERABILITY.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
     8.11 AGGREGATION OF STOCK.. . . . . . . . . . . . . . . . . . . . . . . . . . 19
     8.12 ENTIRE AGREEMENT.. . . . . . . . . . . . . . . . . . . . . . . . . . . . 19

SCHEDULE A - Schedule of Investors
SCHEDULE B - Schedule of Series A Preferred Holders
SCHEDULE C - Schedule of Series B Preferred Holders
SCHEDULE D - Schedule of Common Holders
EXHIBIT A - Restated Certificate of Incorporation
EXHIBIT B - Amended and Restated Investors' Right Agreement
EXHIBIT C - Voting Trust Agreement
EXHIBIT D - Form of Warrant

            SERIES C PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT

              THIS SERIES C PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT (the "Agreement") is made as of the 3rd day of March 1999, by and between Rhythms NetConnections Inc., a Delaware corporation (the "Company"), and MCI WorldCom Venture Fund, Inc. (the "Investor").

       THE PARTIES HEREBY AGREE AS FOLLOWS:

       1.     PURCHASE AND SALE OF STOCK AND WARRANT.

              1.1    SALE AND ISSUANCE OF PREFERRED STOCK AND WARRANT.

                     (a) RESTATED CERTIFICATE. The Company shall adopt and file with the Secretary of State of Delaware before the Closing (as defined below) the Restated Certificate of Incorporation in the form attached hereto as EXHIBIT A (the "Restated Certificate").

                     (b) PURCHASE OF PREFERRED STOCK AND WARRANT. Subject to the terms and conditions of this Agreement, the Investor agrees to purchase at the Closing (defined below) and the Company agrees to sell and issue to such Investor at the Closing (i) that number of shares of the Company's Series C Preferred Stock set forth opposite the Investor's name on SCHEDULE A hereto; and (ii) a warrant, substantially in the form of EXHIBIT D attached hereto (the "Warrant"), to purchase 600,000 shares of the Company's Common Stock at an exercise price per share of $8.04 per share. The purchase price of each share of Series C Preferred Stock shall be $8.04 per share and the purchase price for each warrant to purchase one (1) share of Common Stock shall be $0.001 per share.

              1.2 CLOSING. The purchase and sale of the Series C Preferred Stock shall take place at the offices of Brobeck, Phleger & Harrison LLP, 550 West "C" Street, Suite 1200, San Diego California, at 11:00 a.m., on March 3, 1999, or at such other time and place as the Company and the Investor mutually agree upon orally or in writing (which time and place are designated as the "Closing"). At the Closing the Company shall deliver to the Investor a certificate representing the Series C Preferred Stock and the Warrant which such Investor is purchasing at the Closing (as set forth on Schedule A) against delivery to the Company by such Investor of a check or wire transfer in the amount of the purchase price therefor payable to the Company's order.

       2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Investor that, except as set forth on a Schedule of Exceptions furnished to the Investor, which exceptions shall be deemed to be representations and warranties as if made hereunder:

              2.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to enter into this Agreement and to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties.

              2.2 CAPITALIZATION AND VOTING RIGHTS. The authorized capital of the Company consists, or will consist prior to the Closing, of:

                            (i)    PREFERRED STOCK.  20,676,353 shares of
Preferred Stock (the "Preferred Stock"), of which 12,900,000 have been designated Series A Preferred Stock of which 12,855,094 are issued and outstanding (as set forth on Schedule B) and which are currently convertible into 25,710,188 shares of Common Stock, of which 4,044,943 have been designated Series B Preferred Stock all of which are issued and outstanding (as set forth on Schedule C) and which are currently convertible into 8,089,886 shares of Common Stock and 3,731,410 shares of which have been designated Series C Preferred Stock all of which will be sold pursuant to this Agreement. The rights, privileges and preferences of the Series C Preferred Stock as of the Closing will be as stated in the Company's Restated Certificate attached hereto as EXHIBIT A.

                            (ii)   COMMON STOCK.  70,439,653 shares of common
stock ("Common Stock"), of which 7,119,208 shares are issued and outstanding and are owned by the persons, and in the numbers specified in Schedule D hereto, and of which 365,096 shares are held by the Company as treasury stock. The outstanding shares of common stock are all duly and validly authorized and issued, fully paid and nonassessable, and were issued in accordance with the registration or qualification provisions of the Securities Act of 1933, as amended, and any relevant state securities laws, or pursuant to valid exceptions therefrom.

                            (iii)  Except for (A) the Warrant to be issued
under this Agreement, (B) the conversion privileges of each of the Series A Preferred Stock and the Series B Preferred Stock and the Series C Preferred Stock to be issued under this Agreement, (C) the rights provided in paragraph
2.4 of the Amended and Restated Investors' Rights Agreement (the "Investors' Rights Agreement") of even date herewith in the form attached hereto as EXHIBIT B, (D) the Company's reservation of 9,727,942 shares of Common Stock for issuance to employees, directors and consultants pursuant to options granted, and to be granted in the future, under a stock option plan, (E) warrants to purchase up to 3,944,000 shares of Common Stock issued in connection with the Company's sale and issuance of 290,000 units consisting of 13-1/2% senior discount notes and warrants, all pursuant to that certain Purchase Agreement dated April 28,1998 and (F) a warrant to purchase up to 478,650 shares of Common Stock issued in connection with a lease financing there are not outstanding any options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock. The Company is not a party or subject to any agreement or understanding, and, to the Company's knowledge, there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of the Company.

              2.3 SUBSIDIARIES. The Company does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity.

              2.4 AUTHORIZATION. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this

Agreement and the Investors' Rights Agreement, the performance of all obligations of the Company hereunder and thereunder and the authorization, issuance (or reservation for issuance), sale and delivery of the Series C Preferred Stock and Warrant being sold hereunder and the Common Stock issuable upon conversion of the Series C Preferred Stock and upon exercise of the Warrant has been taken or will be taken prior to the Closing, and this Agreement and the Investors' Rights Agreement constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Investors' Rights Agreement may be limited by applicable federal or state securities laws.

              2.5    VALID ISSUANCE OF PREFERRED STOCK, WARRANT AND COMMON
STOCK.

                     (a) The Series C Preferred Stock and Warrant which are being purchased by the Investor hereunder, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and, based in part upon the representations of the Investor in this Agreement, will be issued in compliance with all applicable federal and state securities laws and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and the Investors' Rights Agreement and under applicable state and federal securities law. The Common Stock issuable upon conversion of the Series C Preferred Stock and/or upon exercise of the Warrant purchased under this Agreement has been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Restated Certificate, shall be duly and validly issued, fully paid and nonassessable, and issued in compliance with all applicable securities laws and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and the Investors' Rights Agreement and under applicable state and federal securities law, as presently in effect, of the United States and each of the states whose securities laws govern the issuance of any of the Securities (as defined in Section 3.2) hereunder.

                     (b) The outstanding shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock are all duly and validly authorized and issued, fully paid and nonassessable, and were issued in compliance with all applicable federal and state securities laws.

              2.6 CONSENTS. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any person or entity not a party hereto or any federal, state, local or provincial governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for the filing pursuant to Section 25102(f) of the California Corporate Securities Law of 1968, as amended, and the rules thereunder, which filing will be effected within 15 days of the sale of the Series C Preferred Stock hereunder.

              2.7 PRODUCT WARRANTY AND PRODUCT LIABILITY. Each product manufactured, sold, leased, or delivered by the Company has been in material conformity with all applicable contractual commitments and all express and implied warranties, and the Company has no liability (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against the Company giving rise to any liability) for replacement or repair thereof or other damages in connection therewith. The Company has received no customer complaints concerning its products and/or services, nor has it had any of its products returned by a purchaser thereof. The Company has no material liability (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by the Company.

              2.8 LITIGATION. There is no action, suit, proceeding or investigation pending or, to its knowledge, currently threatened against the Company. The foregoing includes, without limitation, actions pending or threatened involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

              2.9 PROPRIETARY INFORMATION AGREEMENTS. Each employee, officer and consultant of the Company has executed a Proprietary Information and Inventions Agreement in the form provided to the Investor. The Company, after reasonable investigation, is not aware that any of its employees, officers or consultants are in violation thereof, and the Company will use its best efforts to prevent any such violation.

              2.10 INTELLECTUAL PROPERTY. The Company has sufficient title and ownership of all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted without any conflict with or infringement of the rights of others. There are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. The Company has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights, or processes of third parties, nor has the Company received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights, processes, or other proprietary rights of any other person or entity. The Company is not aware after due inquiry of its employees that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or that would conflict with the Company's business as proposed to be conducted. Neither the execution nor delivery of this Agreement and the Investors' Rights

Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed, will, to the Company's knowledge after due inquiry of its employees, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any law, contract, covenant or instrument under which any of such employees is now subject to or obligated. The Company does not believe it is or will be necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by the Company.

              2.11 COMPLIANCE WITH OTHER INSTRUMENTS. (i) The Company is not in violation or default of any provisions of its Certificate of Incorporation or Bylaws or of any instrument, judgment, order, writ, decree, lien, indenture, mortgage, lease, or contract to which it is a party or by which it is bound or of any provision of federal or state statute, rule or regulation applicable to the Company. The execution, delivery and performance of this Agreement, the Investors' Rights Agreement or any ancillary agreements and the consummation of the transactions contemplated hereby and thereby, and the issuance and sale of Securities (as defined in Section 3.2), will not result in any such violation, will not permit the acceleration of the maturity of, or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree, lien, indenture, mortgage, lease, contract, statute, rule, or regulation, or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or the Securities or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Company, its business or operations or any of its assets or properties; and (ii) there is no judgment, order, writ or decree issued by a court of law that specifically names the Company.

              2.12   AGREEMENTS; ACTION.

                     (a) Except for agreements explicitly contemplated hereby and by the Investors' Rights Agreement, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates, or any affiliate thereof.

                     (b) There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or by which it is bound which may involve (i) obligations of the Company (contingent or otherwise) of, or payments to the Company individually in excess of $100,000 or, in case of agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or by which it is bound are individually less than $100,000, in excess of $250,000 in the aggregate, or (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company or (iii) provisions restricting or affecting the development, manufacture or distribution of the Company's products or services, or (iv) indemnification by the Company with respect to infringement of proprietary rights.

                     (c) The Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities individually in excess of $100,000 or, in the case of indebtedness and/or liabilities individually less than $100,000, in excess of $250,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

                     (d) For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

                     (e) The Company is not a party to and is not bound by any contract, agreement or instrument, or subject to any restriction under its Restated Certificate or Bylaws, which adversely affects its business as now conducted or as proposed to be conducted, its properties or its financial condition.

                     (f) The Company has not engaged in the past three (3) months in any discussion (i) with any representative of any corporation or corporations regarding the consolidation or merger of the Company with or into any such corporation or corporations, (ii) with any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company in a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of, or (iii) regarding any other form of acquisition, liquidation, dissolution or winding up of the Company.

                     (g) As of the Closing, the Company has not incurred any expenses and has no liabilities individually in excess of $100,000 or, in the case of expenses and/or liabilities individually less than $100,000, in excess of $250,000 in the aggregate.

              2.13 RELATED-PARTY TRANSACTIONS. No employee, officer, or director of the Company or member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them. To the best of the Company's knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that employees, officers, or directors of the Company and members of their immediate families may own stock in publicly traded companies that may compete with the Company. No member of the immediate family of any officer or director of the Company is directly or indirectly interested in any material contract with the Company.

              2.14 PERMITS. The Company has all franchises, permits, licenses, and other similar authorities necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects, or financial condition of the Company and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. The Company is not in default in any material respect under any of such franchises, permits, licenses, or other similar authority.

              2.15   ENVIRONMENTAL AND SAFETY LAWS.

              (i) The Company is not in violation of any federal, state, local or foreign statute, regulation, ordinance or other provision having the force or effect of law, any judicial or administrative order or determination, any contractual obligation or any common law concerning public health and safety, worker health and safety, or pollution or protection of the environment, including without limitation any of those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, each as amended and as now or hereafter in effect (referred to herein collectively as the "Environmental, Health, and Safety Requirements"), and no material expenditures are or will be required in order to comply with the Environmental, Health, and Safety Requirements.

              (ii) The Company has obtained and complied with, and is in compliance with, all permits, licenses and other authorizations that are required pursuant to all Environmental, Health, and Safety Requirements for the occupation of its facilities and the operation of its business.

              (iii) The Company has not received any written or oral notice, report or other information regarding any actual or alleged violation of Environmental, Health, and Safety Requirements, or any liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to Company or its facilities arising under the Environmental, Health, and Safety Requirements.

              (iv) None of the following exists at any property or facility owned or operated by the Company: (1) underground storage tanks, (2) asbestos-containing material in any form or condition, (3) materials or equipment containing polychlorinated biphenyls, or (4) landfills, surface impoundments, or disposal areas.

              (v) The Company has not treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including without limitation any hazardous substance, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given or would give rise to liabilities, including any liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees, pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Solid Waste Disposal Act, as amended ("SWDA"), or any of the Environmental, Health, and Safety Requirements.

              (vi) Neither this Agreement nor the consummation of the transaction that is the subject of this Agreement will result in any obligations for site investigation or cleanup, or notification to or consent of government agencies or third parties, pursuant to any of the so-called "transaction-triggered" or "responsible property transfer" Environmental, Health, and Safety Requirements.

              (vii) The Company has not, either expressly or by operation of law, assumed or undertaken any liability, including without limitation any obligation for corrective or remedial action, of any person or entity relating to the Environmental, Health, and Safety Requirements.

              (viii) No facts, events or conditions relating to the past or present facilities, properties or operations of the Company will prevent, hinder or limit continued compliance with the Environmental, Health, and Safety Requirements, give rise to any investigatory, remedial or corrective obligations pursuant to the Environmental, Health, and Safety Requirements, or give rise to any other liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to the Environmental, Health, and Safety Requirements, including without limitation any relating to onsite or offsite releases or threatened releases of hazardous materials, substances or wastes, personal injury, property damage or natural resources damage.

              2.16 MANUFACTURING AND MARKETING RIGHTS. The Company has not granted rights to manufacture, produce, assemble, license, market, or sell its products to any other person and is not bound by any agreement that affects the Company's exclusive right to develop, manufacture, assemble, distribute, market, or sell its products.

              2.17 DISCLOSURE. The Company has fully provided the Investor with all the information which such Investor has requested for deciding whether to purchase the Series C Preferred Stock and all information that is material to enable such Investor to make such decision. Neither this Agreement, the Investors' Rights Agreement, nor any other statements or certificates made or delivered in connection herewith or therewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

              2.18 REGISTRATION RIGHTS. Except as provided in the Investors' Rights Agreement, the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.

              2.19 CORPORATE DOCUMENTS. Except for amendments necessary to satisfy representations and warranties or conditions contained herein (the form of which amendments has been approved by the Investor), the Certificate of Incorporation and Bylaws of the Company as currently in effect are in the form previously provided to the Investor.

              2.20 TITLE TO PROPERTY AND ASSETS. The Company owns its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens which arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and holds a valid leasehold interest free of any liens, claims or encumbrances.

              2.21 EMPLOYEE BENEFIT PLANS. The Company does not have any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974.

              2.22 FINANCIAL STATEMENTS. The Company has provided to the Investor copies of its unaudited balance sheet and statement of operations at September 30, 1998 and for the period then ended (the "Financial Statements"). The Financial Statements are true, complete and correct, present fairly the financial condition of the Company and the results of operations as of the date of such statements and have been prepared in accordance with generally accepted accounting principles ("GAAP"), except that the unaudited Financial Statements do not contain the footnotes required by GAAP. The Financial Statements accurately set forth and describe the financial condition and operating results of the Company as of the date, and for the period, indicated therein, subject to normal year-end audit adjustments.

              2.23 TAX RETURNS, PAYMENTS AND ELECTIONS. The Company has filed all tax returns and reports required by law. These returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments due, except those contested by it in good faith which are listed in the Schedule of Exceptions. The provision for taxes of the Company as shown in its Financial Statements is adequate for taxes due or accrued as of the date thereof. The Company has not elected pursuant to the Internal Revenue Code of 1986, as amended ("Code"), to be treated as a Subchapter S corporation or a collapsible corporation pursuant to Section 341(f) or Section 1362(a) of the Code, nor has it made any other elections pursuant to the Code (other than elections which relate solely to methods of accounting, depreciation or amortization) which would have a material effect on the Company, its financial condition, its business as presently conducted or proposed to be conducted or any of its properties or material assets.

              2.24 INSURANCE. The Company has in full force and effect and shall maintain fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed. The Company shall also maintain broad form comprehensive general liability insurance in the minimum amount of $2,000,000 per year.

              2.25 MINUTE BOOKS. The minute books of the Company provided to the Investor contain a complete summary of all meetings of directors and stockholders since the time of incorporation and reflect all transactions referred to in such minutes accurately in all material respects.

              2.26 LABOR AGREEMENTS AND ACTIONS. The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the knowledge of the Company threatened, which could have a material adverse effect on the assets, properties, financial condition, operating results, or business of the Company (as such business is presently conducted and as it is proposed to be conducted), nor is the Company aware of any labor organization activity involving its employees. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing. Subject to general principles related to wrongful termination of employees, the employment of each officer and employee of the Company is terminable at the will of the Company.

              2.27 INVENTORY. All inventory of the Company consists of raw materials and supplies, manufactured and purchased parts, goods in process, and finished goods, all of which is merchantable and fit for the purpose for which it was procured or manufactured, and none of which is slow-moving, obsolete, damaged, or defective, subject only to the reserve for inventory writedown set forth on the face of the Company's most recent balance sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing in accordance with the past custom and practice of the Company.

              2.28 NOTES AND ACCOUNTS RECEIVABLE. All notes and accounts receivable of the Company are reflected properly on the Company's books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Company's most recent balance sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing in accordance with the past custom and practice of the Company.

              2.29   POWERS OF ATTORNEY.    There are no outstanding powers
of attorney executed on behalf of the Company.

              2.30   GUARANTIES.    The Company is not a guarantor or
otherwise is liable for any liability or obligation (including indebtedness) of any other person or entity other than its wholly owned subsidiaries.

       3. REPRESENTATIONS AND WARRANTIES OF THE INVESTOR. The Investor hereby represents and warrants to the Company that:

              3.1 AUTHORIZATION. The Investor has full power and authority to enter into this Agreement, the Warrant, the Investors' Rights Agreement and the Voting Trust Agreement and each such agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Investors' Rights Agreement may be limited by applicable Federal or state securities laws.

              3.2 PURCHASE ENTIRELY FOR OWN ACCOUNT. This Agreement and the Warrant are made with the Investor in reliance upon such Investor's representation to the Company that the Series C Preferred Stock and the Warrant to be received by such Investor and the Common Stock issuable upon conversion and/or exercise thereof (collectively, the "Securities") will be acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. The Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities. The Investor has full power and authority to enter into this Agreement.

              3.3 DISCLOSURE OF INFORMATION. The Investor has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Series C Preferred Stock and the Warrant. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Investor to rely thereon.

              3.4 INVESTMENT EXPERIENCE. The Investor acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Series C Preferred Stock and the Warrant. If other than an individual, it has not been organized for the purpose of acquiring the Series C Preferred Stock or the Warrant.

              3.5 ACCREDITED INVESTOR. The Investor is an "accredited investor" within the meaning of SEC Rule 501 of Regulation D, as presently in effect.

              3.6 QUALIFIED INSTITUTIONAL BUYER. The Investor is a "qualified institutional buyer" within the meaning of SEC Rule 144A, as presently in effect.

              3.7 RESTRICTED SECURITIES. It understands that the Securities it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Securities may be resold without registration under the Securities Act of 1933, as amended (the "Act"), only in certain limited circumstances. In this connection, Investor is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

       4.     COVENANTS OF THE INVESTOR.

              4.1    FURTHER LIMITATIONS ON DISPOSITION.

                     (a) Without in any way limiting the representations set forth above, the Investor further agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section
4.1 and Section 7, provided and to the extent such sections are then applicable, and the Investors' Rights Agreement and:

                            (i)    There is then in effect a Registration
Statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

                            (ii)   (A)  Such Investor shall have notified the
Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (B) if reasonably requested by the Company, such Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

                     (b) Notwithstanding the provisions of paragraph (a) above, (i) no such Registration Statement or opinion of counsel shall be necessary for a transfer (A) by an Investor which is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or to the transfer by gift, will or intestate succession of any partner to his spouse or to the siblings, lineal descendants or ancestors of such partner or his spouse, or (B) to an "affiliate" of the Investor as that term is defined in Rule 405 promulgated by the Securities and Exchange Commission under the Act, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if he were an original Investor hereunder, and (ii) no transferee shall be required, as a condition to any transfer of Securities by the Investor, to agree to be bound by this Section 4.1, if the transferee is acquiring such Securities pursuant to a Registration Statement under the Act or in a transaction made pursuant to Rule 144.

              4.2 LEGENDS. It is understood that the certificates evidencing the Securities (and the Common Stock issuable upon conversion and/or exercise thereof) may bear one or all of the following legends:

                     (a) "These securities have not been registered under the Securities Act of 1933. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act."

                     (b) Any legend required by the laws of the State of California, including any legend required by the California Department of Corporations and Sections 417 and 418 of the Code.

              4.3 CORPORATE SECURITIES LAW. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

              4.4 VOTING TRUST AGREEMENT. In the event that the Company has not had a registration statement for a public offering of Common Stock with an effective date within six months of the Closing, then the Investor shall at such time enter into and execute a voting trust agreement, in substantially the form attached hereto as EXHIBIT C.

              4.5 WAIVER OF "PIGGY-BACK" REGISTRATION RIGHTS. The Investor hereby waives, solely with respect to the Company's filing, within six months of the Closing, of a registration statement under the Act in connection with an initial public offering of its Common Stock, any "piggy-back" registration rights it may have under Section 1.3 of the Investors' Rights

Agreement; PROVIDED, HOWEVER, that such waiver shall only be deemed effective if the Company shall obtain a similar waiver of such rights on behalf of all other holders of Registrable Securities (as defined in the Investors' Rights Agreement) under the Investors' Rights Agreement.

       5. CONDITIONS OF INVESTOR'S OBLIGATIONS AT THE CLOSING. With respect to the Closing, the obligations of the Investor under subsections 1.1 and 1.2 of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective against the Investor unless such Investor consents thereto:

              5.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in Section 2 shall be true on and as of the date of the Closing with the same effect as though such representations and warranties had been made on and as of the date of Closing.

              5.2 PERFORMANCE. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

              5.3 COMPLIANCE CERTIFICATE. The President of the Company shall have delivered to the Investor at the Closing a certificate certifying that the conditions specified in Sections 5.1 and 5.2 have been fulfilled and stating that there has been no adverse change in the business, affairs, operations, properties, assets or condition of the Company since the date of this Agreement.

              5.4 QUALIFICATIONS. The Commissioner of Corporations of the State of California shall have issued a permit qualifying the offer and sale of the Series C Preferred Stock and the Warrant and the underlying Common Stock to the Investor pursuant to this Agreement, or such offer and sale shall be exempt from such qualification under the California Corporate Securities Law of 1968, as amended. Any other authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Series C Preferred Stock pursuant to this Agreement, shall be duly obtained and effective as of the Closing.

              5.5 PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investor, and the Investor shall have received all such counterpart original and certified or other copies of such documents as such Investor may reasonably request.

              5.6 OPINION OF COMPANY COUNSEL. The Investor shall have received from Brobeck, Phleger & Harrison LLP, counsel for the Company, an opinion, dated the date of the Closing, in form and substance satisfactory to the Investor.

              5.7 BOARD OF DIRECTORS. The Board of Directors of the Company as of the Closing shall consist of Catherine Hapka, Kevin Compton, Keith Geeslin, Ken Harrison, William Stensrud, John Walecka and Susan Mayer.

              5.8 INVESTORS' RIGHTS AGREEMENT. The Company and the Investor shall have entered into the Investors' Rights Agreement in the form attached as EXHIBIT B.

              5.9 HART-SCOTT-RODINO. All applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall have expired or otherwise been terminated and the parties shall have received all other required authorizations, consents, and approvals of governments and governmental agencies.

       6. CONDITIONS OF THE COMPANY'S OBLIGATIONS AT THE CLOSING. The obligations of the Company to the Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by the Investor:

              6.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Investor contained in Section 3 shall be true on and as of the date of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

              6.2 QUALIFICATIONS. The Commissioner of Corporations of the State of California shall have issued a permit qualifying the offer and sale to the Investor of the Series C Preferred Stock and the Warrant and the Common Stock issuable upon the conversion and/or exercise thereof or such offer and sale shall be exempt from such qualification under the California Corporate Securities Law of 1968, as amended. Any other authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.

              6.3 PERFORMANCE. The Investor shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

              6.4 INVESTORS' RIGHTS AGREEMENT. The Company and the Investor shall have entered into the Investors' Rights Agreement in the form attached as EXHIBIT B.

              6.5 VOTING TRUST AGREEMENT. The Company and the Investor shall have entered into the Voting Trust Agreement in the form attached as EXHIBIT C.

       7.     INDEMNIFICATION.

              7.1 INDEMNITY BY COMPANY. Company shall indemnify and hold Investor harmless from and against any and all liability (including, without limitation, strict liability), loss, damage, or deficiency (including, without limitation, reasonable attorneys' fees and associated costs) resulting from any misrepresentation, breach of warranty, or nonfulfillment of any agreement on the part of Company under this Agreement or under any certificate or other instrument furnished or to be furnished by Company hereunder, and from the ownership, management, operations, and interests of Company prior to Closing, and from any act or omission of Company, or its agents, employees, and independent contractors in respect of periods prior to the Closing. To be entitled to such indemnification, Investor must give Company written notice of the assertion by a third party, to which Investor has knowledge, of any claim with respect to which Investor might bring a claim for indemnification hereunder, and in all events must have supplied such notice to Company within the applicable period for defense of such claim by Company.
 Upon Company's agreement to indemnify Investor hereunder, Company shall have the right, at Company's own expense, to defend and litigate any such third party claim. In no event shall Company be liable for the acts or omissions of prior owners, operators, or managers of the Investor or their agents, independent contractors, or employees, including, without limitation, any liability arising out of or in connection with claims which occurred prior to the Closing.

              7.2    INDEMNITY BY INVESTOR.    Investor shall indemnify and
hold Company harmless from and against any and all liability (including, without limitation, strict liability), loss, damage or deficiency (including, without limitation, reasonable attorneys' fees and associated costs) resulting from any misrepresentation, breach of warranty, or nonfulfillment under any agreement on the part of Investor under this Agreement or under any certificate or other instrument furnished by Investor or to be furnished by Investor hereunder, and from any act or omission of Investor, or its agents, employees, and independent contractors in respect of periods prior to the Closing. To be entitled to such indemnification, Company must give Investor written notice of the assertion by a third party, to which Company has knowledge, of any claim with respect to which Company might bring a claim for indemnification hereunder, and in all events must have provided such notice within the applicable period for defense of such claim by Investor. Upon Investor's agreement to indemnify Company hereunder, Investor shall have the right, at Investor's own expense, to defend and litigate any such third party claim. In no event shall Investor be liable for the acts or omissions of prior owners, operators, or managers of the Company or their agents, independent contractors, or employees, including, without limitation, any liability arising out of or in connection with claims which occurred prior to the Closing.

       8.     MISCELLANEOUS.

              8.1 SURVIVAL OF WARRANTIES. The warranties, representations and covenants of the Company and the Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investor or the Company.

              8.2 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Securities sold hereunder or any Common Stock issued upon conversion and/or exercise thereof). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

              8.3 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Delaware without regard to choice of law principles.

              8.4 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

              8.5 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

              8.6 NOTICES. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon receipt, and shall be addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

              8.7 FINDER'S FEE. Each party represents that it neither is nor will be obligated for any finders' fee or commission in connection with this transaction. The Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Investor or any of its officers, partners, employees, or representatives is responsible.

                     The Company agrees to indemnify and hold harmless the Investor from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

              8.8 EXPENSES. Irrespective of whether the Closing is effected, the Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement or the Restated Certificate, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

              8.9 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Common Stock issued or issuable upon conversion of the Series C Preferred Stock issued or issuable pursuant to this Agreement. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Securities purchased under this Agreement at the time outstanding (including securities into which such Securities are convertible and/or exercisable), each future holder of all such securities, and the Company.

              8.10 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

              8.11 AGGREGATION OF STOCK. All shares of the Preferred Stock held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

              8.12 ENTIRE AGREEMENT. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

       IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                        RHYTHMS NETCONNECTIONS INC.


                                        By: /s/ Catherine Hapka
                                            ----------------------------------
                                            Catherine Hapka, President

                              Address:  6933 South Revere Parkway
                                        Englewood, CO 80112-3931


                                        INVESTOR:

                                        MCI WORLDCOM VENTURE FUND, INC.


                                        By:    /s/ Susan Mayer
                                           ---------------------------------
                                        Its:   President
                                            --------------------------------

                              Address:  1801 Pennsylvania Avenue, N.W.
                                        ----------------------------------
                                        Washington, DC 20006
                                        ----------------------------------


                       [SIGNATURE TO STOCK PURCHASE AGREEMENT]

                                     SCHEDULE A

                                Schedule of Investor

                           AGGREGATE                                   NUMBER OF SERIES C      NUMBER OF
                             SHARE     WARRANT    AGGREGATE PURCHASE    PREFERRED SHARES     WARRANT SHARES
                           PURCHASE    PURCHASE       PRICE PAID          TO BE ISSUED      TO BE ISSUED AT
        INVESTOR             PRICE      PRICE         AT CLOSING           AT CLOSING           CLOSING
        --------             -----      -----         ----------           ----------           -------
 MCI WorldCom Venture     $30,000,000    $600        $30,000,600            3,731,410           600,000
 Fund, Inc.


        TOTALS            $30,000,000    $600        $30,000,600            3,731,410           600,000
                          -----------    ----        -----------            ---------           -------
                          -----------    ----        -----------            ---------           -------

                                     SCHEDULE B

                       Schedule of Series A Preferred Holders

                                                                    TOTAL SERIES
                   FIRST CLOSING (JULY 3, 1997)                        A STOCK
 Enterprise Partners III, L.P.                                        1,380,000

 Enterprise Partners III Associates, L.P.                               120,000

 Enterprise Partners IV, L.P.                                                --

 Brentwood Associates VII, L.P.                                       1,060,000

 Brentwood Affiliates Fund, L.P.                                         60,000

 Kleiner Perkins Caufield & Byers VIII                                1,462,500

 KPCB VIII Information Sciences Zaibatsu Fund II                         37,500

 DLJ Capital Corporation                                                 30,000

 DLJ First ESC L.L.C.                                                   150,000

 Sprout Capital VII, L.P.                                             1,304,843

 The Sprout CEO Fund, L.P.                                               15,157

 Epley Investors II, LLC                                                125,000

 Stanford University                                                     15,000
                                                                      ---------
        FIRST CLOSING TOTAL                                           5,760,000
                                                                      ---------
                                                                      ---------
                  SECOND CLOSING (JULY 29, 1997)

 Brentwood Associates VII, L.P.                                         380,000


        SECOND CLOSING TOTAL                                            380,000
                                                                      ---------
                                                                      ---------

        FIRST & SECOND CLOSING TOTAL                                  6,140,000
                                                                      ---------
                                                                      ---------
          FRIENDS AND FAMILY CLOSING (DECEMBER 23, 1997)

 Other Purchasers                                                       210,000


                                                                TOTAL SERIES
              THIRD CLOSING (DECEMBER 23, 1997)                    A STOCK
 Enterprise Partners III, L.P.                                   1,380,000

 Enterprise Partners III Associates, L.P.                          120,000

 Brentwood Associates VII, L.P.                                  1,440,000

 Brentwood Affiliates Fund, L.P.                                    60,000

 Kleiner Perkins Caufield & Byers VIII                           1,462,500

 KPCB VIII Information Sciences Zaibatsu Fund II                    37,500

 DLJ Capital Corporation                                            30,000

 DLJ First ESC L.L.C.                                              150,000

 Sprout Capital VII, L.P.                                        1,304,843

 The Sprout CEO Fund, L.P.                                          15,157

 Epley Investors II, LLC                                           125,000

 Stanford University                                                15,000

 Catherine M. Hapka                                                365,094
                                                                ----------
        THIRD CLOSING TOTAL                                      6,505,094
                                                                ----------
                                                                ----------
        FIRST, SECOND & THIRD CLOSING TOTAL                     12,855,094
                                                                ----------
                                                                ----------

                                     SCHEDULE C
                                     ----------

                       Schedule of Series B Preferred Holders

                                                         Number of Shares

           Enron Communications Group, Inc.                     2,247,191

           Enterprise Partners III, L.P.                          413,483

           Enterprise Partners III Associates, L.P.                35,955

           Kleiner Perkins Caufield & Byers VIII                  414,202

           KPCB VIII Founders Fund                                 24,000

           KPCB Information Sciences Zaibatsu                      11,236
              Fund II

           Brentwood Associates VII, L.P.                         431,461

           Brentwood Affiliates Fund, L.P.                         17,977

           DLJ Capital Corporation                                  8,989

           DLJ First ESC L.L.C.                                    44,944

           Sprout Capital VII, L.P.                               390,966

           The Sprout CEO Fund, L.P                                 4,539

                  TOTAL                                         4,044,943
                                                                ---------
                                                                ---------

                                      SCHEDULE D

                              Schedule of Common Holders

                                                         Number of Shares
           Enterprise Partners III, L.P.                        1,104,902

           Enterprise Partners III Associates, L.P.                96,078

           Enterprise Partners IV, L.P.                           600,490

           Employees of the Company who have
           exercised stock options                              5,157,738
                                                                ---------
           TOTAL                                                6,959,208
                                                                ---------
                                                                ---------

                                      EXHIBIT A
                                      ---------

                        RESTATED CERTIFICATE OF INCORPORATION

                       RESTATED CERTIFICATE OF INCORPORATION
                          OF RHYTHMS NETCONNECTIONS INC.,
                               a Delaware Corporation

     Rhythms NetConnections Inc., a corporation organized and existing under the laws of the state of Delaware, hereby certifies as follows:

     1. The name of the corporation is Rhythms NetConnections Inc. The corporation was originally incorporated under the name "Accelerated Connections, Inc." The date the corporation filed its original Certificate of Incorporation with the Secretary of State was February 27, 1997.

     2. This Restated Certificate of Incorporation restates and amends the provisions of the original Certificate of Incorporation of this corporation as heretofore in effect and was duly adopted by the corporation's Board of Directors in accordance with Sections 241 and 245 of the General Corporation Law of the State of Delaware.

     3. The text of the Certificate of Incorporation is hereby restated to read as herein set forth in full:

                                   ARTICLE I

     The name of this corporation is Rhythms NetConnections Inc.

                                   ARTICLE II

     The address of the registered office of the corporation in the State of Delaware is 30 Old Rudnick Lane, City of Dover, County of Kent 19901. The name of its registered agent at such address is CorpAmerica, Inc.

                                  ARTICLE III

     The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV

     A. CLASSES OF STOCK. This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is Ninety One Million One Hundred Sixteen Thousand Six (91,116,006) shares. Seventy Million Four Hundred Thirty-Nine Thousand Six

Hundred Fifty-Three (70,439,653) shares shall be Common Stock, $0.001 par value per share and Twenty Million Six Hundred Seventy-Six Thousand Three Hundred Fifty-Three (20,676,353) shares shall be Preferred Stock, $0.001 par value per share.

     B. RIGHTS, PREFERENCES AND RESTRICTIONS OF PREFERRED STOCK. The Preferred Stock authorized by this Restated Certificate of Incorporation may be issued from time to time in series. The rights, preferences, privileges, and restrictions granted to and imposed on (i) the Series A Preferred Stock, which series shall consist of 12,900,000 shares, (ii) the Series B Preferred Stock, which series shall consist of 4,044,943 shares, and (iii) the Series C Preferred Stock, which series shall consist of 3,731,410 shares, are as set forth below in this Article IV(B). The Board of Directors is hereby authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon additional series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or of any of them. Subject to compliance with applicable protective voting rights which have been or may be granted to the Preferred Stock or series thereof in Certificates of Determination or the corporation's Restated Certificate of Incorporation ("Protective Provisions"), but notwithstanding any other rights of the Preferred Stock or any series thereof, the rights, privileges, preferences and restrictions of any such additional series may be subordinated to, pari passu with (including, without limitation, inclusion in provisions with respect to liquidation and acquisition preferences, redemption and/or approval of matters by vote or written consent), or senior to any of those of any present or future class or series of Preferred or Common Stock. Subject to compliance with applicable Protective Provisions, the Board of Directors is also authorized to increase or decrease the number of shares of any series (other than the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock) prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

          1.          DIVIDEND PROVISIONS.

               (a) Subject to the rights of series of Preferred Stock which may from time to time come into existence, the holders of shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in: (a) Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this corporation; or (b) capital stock of other persons (including without limitation subsidiaries of this corporation) or options or rights to purchase any such capital stock) on the Common Stock of this corporation, at the rate of (i) $0.08 per share of Series A Preferred Stock per annum, $0.356 per share of Series B Preferred Stock per annum and $0.6432 per share of Series C Preferred Stock per annum, or (ii) if greater, the amount per annum which would be paid per share of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, as the case may be, on the number of shares of Common Stock into which such share is convertible as of the record date fixed for determination of the stockholders entitled to receive such distribution (assuming conversion of all convertible Preferred Stock), payable quarterly when, as and if declared by the Board of Directors. Such dividends shall not be cumulative. Dividends paid in a form other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors irrespective of any accounting treatment.

               (b) In the event this corporation shall declare a distribution payable in capital stock of other persons or options or rights to purchase any such capital stock, then, (i) in the event this corporation distributes at the same time (A) common stock of another person and (B) Series A preferred stock, Series B preferred stock and Series C preferred stock of such other person, with rights, preferences, privileges and restrictions substantially the same as the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, and the number of shares of common stock, Series A preferred stock, Series B preferred stock and Series C preferred stock distributed are in substantially the same relative proportions as this corporation's then outstanding shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, then (V) all such common stock shall be distributed to the Common Stock, (W) all such Series A Preferred Stock shall be distributed to the Series A Preferred Stock, (X) all such Series B Preferred Stock shall be distributed to the Series B Preferred Stock, and (Y) all such Series C Preferred Stock shall be distributed to the Series C Preferred Stock and (ii) in all other cases the holders of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall be entitled (together with the Common Stock) to a proportionate share, and no more, of any such distribution as though the holders of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock were the holders of the number of shares of Common Stock of this corporation into which their respective shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock are convertible as of the record date fixed for the determination of the stockholders entitled to receive such distribution.

          2.          LIQUIDATION PREFERENCE.

               (a) In the event of any liquidation, dissolution or winding up of this corporation, either voluntary or involuntary, subject to the rights of series of Preferred Stock which may from time to time come into existence, the holders of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the sum of (i) $1.00 for each outstanding share of Series A Preferred Stock, $4.45 for each outstanding share of Series B Preferred Stock and $8.04 for each outstanding share of Series C Preferred Stock (hereafter referred to as the "Original Series A Issue Price", "Original Series B Issue Price," and "Original Series C Issue Price", respectively), and (ii) an amount equal to declared but unpaid dividends on such share. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then, subject to the rights of series of Preferred Stock which may from time to time come into existence, the entire assets and funds of the corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock in proportion to the product of the liquidation preference of each such share and the number of such shares owned by each such holder.

               (b)   After the distributions described in subsection
(a) above have been paid, subject to the rights of series of Preferred Stock which may from time to time come into existence, the remaining assets of the corporation available for distribution to stockholders shall be distributed among the holders of Common Stock pro rata based on the number of shares of Common Stock held by each.

               (c) A consolidation or merger reorganization of this corporation with or into any other corporation or corporations, or the effectuation by the corporation of a transaction or series of related transactions in which more than 50% of the voting power of the corporation is disposed of, or a sale, conveyance or disposition of all or substantially all of the assets of this corporation shall be deemed to be a liquidation within the meaning of this Section 2.

          3. CONVERSION. The holders of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

               (a)   RIGHT TO CONVERT.

                    i) Subject to subsection (c), each share of Series A Preferred Stock, each share of Series B Preferred Stock and each share of Series C Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of this corporation or any transfer agent for the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing (A) the Original Series A Issue Price for each share of Series A Preferred Stock, (B) the Original Series B Issue Price for each share of Series B Preferred Stock and (C) the Original Series C Issue Price for each share of Series C Preferred Stock, by the Conversion Price at the time in effect for such share. The initial Conversion Price per share for shares of Series A Preferred Stock shall be the Original Series A Issue Price, the initial Conversion Price per share for shares of Series B Preferred Stock shall be the Original Series B Issue Price and the initial Conversion Price per share for shares of Series C Preferred Stock shall be the Original Series C Issue Price; provided, however, that the Conversion Price for the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall be subject to adjustment as set forth in subsection 3(c).

                    ii)      Each share of Series A Preferred Stock,
each share of Series B Preferred Stock and each share of Series C Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Price at the time in effect for such Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock immediately upon the earlier of (A) the consummation of the corporation's sale of its Common Stock in a bona fide, firm commitment underwriting pursuant to a registration statement under the Securities Act of 1933, as amended, the public offering price of which is not less than $20,000,000 in the aggregate or (B) the date upon which the corporation obtains the consent of the holders of 66-2/3% of the then outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock.

               (b)   MECHANICS OF CONVERSION.  Before any holder of
Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of this corporation or of any transfer agent for the particular series of

Preferred Stock, and shall give written notice by mail, postage prepaid, to this corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued.
This corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock, Series B Preferred Stock and/or Series C Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock, Series B Preferred Stock and/or Series C Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offer of securities registered pursuant to the Securities Act of 1933, the conversion may, at the option of any holder tendering such Preferred Stock for conversion, be conditioned upon the closing with the underwriter of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion of the Series A Preferred Stock, Series B Preferred Stock and/or Series C Preferred Stock shall not be deemed to have converted such Series A Preferred Stock, SeriesB Preferred Stock and/or Series C Preferred Stock until immediately prior to the closing of such sale of securities.

               (c)   CONVERSION PRICE ADJUSTMENTS OF PREFERRED STOCK.
The Conversion Prices of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall be subject to adjustment from time to time as follows:

                    i)   A.   Except as otherwise set forth in subsection
3(c)(i)(F) with respect to the Series C Preferred Stock, upon each issuance by the corporation of any Additional Stock (as defined below), after the date hereof, without consideration or for a consideration per share less than the Conversion Price for such series in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for such series in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause (i)) be adjusted to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (including, without limitation, the number of shares of Common Stock issuable upon the conversion of all outstanding Preferred Stock and all other convertible securities and the exercise of all outstanding options, warrants or other rights to purchase Common Stock or other securities convertible into Common Stock) plus the number of shares of Common Stock which the aggregate consideration received by the corporation for such issuance would purchase at such Conversion Price; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (including, without limitation, the number of shares of Common Stock issuable upon the conversion of all outstanding Preferred Stock and all other convertible securities and the exercise of all outstanding options, warrants or other rights to purchase Common Stock or other securities convertible into Common Stock) plus the number of shares of such Additional Stock.

                         B.    No adjustment of the Conversion Price for the
Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock shall be made in an amount less than one cent per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to 3 years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of 3 years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in subsections 3(c)(i)(E)(3) and 3(c)(i)(E)(4), no adjustment of such Conversion Price pursuant to this subsection 3(c)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

                         C.    In the case of the issuance of Common Stock
for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by this corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                         D.    In the case of the issuance of the Common
Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors irrespective of any accounting treatment.

                         E.    In the case of the issuance (whether before,
on or after the date upon which any shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock were first issued (the "Purchase Date" with respect to such series)) of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this subsection 3(c)(i) and subsection 3(c)(ii):

                              1.   The aggregate maximum number of shares of
Common Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subsections 3(c)(i)(C) and (c)(i)(D)), if any, received by the corporation upon the issuance of such options or rights plus the exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

                              2.   The aggregate maximum number of shares of
Common Stock deliverable upon conversion of or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the corporation (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subsections 3(c)(i)(C) and (c)(i)(D)).

                              3.   In the event of any change in the number
of shares of Common Stock deliverable or in the consideration payable to this corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price of the Series A Preferred Stock, Series B Preferred Stock and/or Series C Preferred Stock, as applicable, and to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                              4.   Upon the expiration of any such options or
rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of the Series A Preferred Stock, Series B Preferred Stock and/or Series C Preferred Stock, as applicable, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

                              5.   The number of shares of Common Stock
deemed issued and the consideration deemed paid therefor pursuant to subsections 3(c)(i)(E)(1) and (2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either subsection 3(c)(i)(E)(3) or (4).

                         F.   Upon each issuance by the corporation of any
Additional Stock (as defined below), after the Purchase Date for the Series C Preferred Stock, without consideration or for a consideration per share less than the Conversion Price for such Series C Preferred Stock in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for such Series C Preferred Stock in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause
(i)) be adjusted to a price (calculated to the nearest cent) equal to the consideration per share for which such Additional Stock is issued; provided, however, that at such time as such Conversion Price has been adjusted pursuant to this subsection 3(c)(i)(F) to a price per share equal to the Original Series B Issue Price (as adjusted for stock splits, stock dividends, combinations and other recapitalizations) any further adjustment to such Conversion Price shall be made pursuant to subsection 3(c)(i)(A) and the provisions of this subsection 3(c)(i)(F) shall no longer apply. If such Additional Stock is issued for no consideration, then the consideration per share shall be deemed to be $0.001.

                    ii) "Additional Stock" shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to subsection 3(c)(i)(E)) by this corporation after the applicable Purchase Date other than

                         A.   Common Stock issued pursuant to a transaction
described in subsection 3(c)(iii) hereof, or

                         B.   shares of Common Stock issuable or issued to
employees, consultants or directors of this corporation directly or pursuant to a stock option plan or restricted stock plan approved by the Board of Directors of this corporation, or

                         C.   shares of Common Stock issued upon conversion of
the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, or

                         D.   shares of Common Stock issued or issuable (I) in a
public offering before or in connection with which all outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock will be converted to Common Stock or (II) upon exercise of warrants or rights granted to underwriters in connection with such a public offering, or

                         E.   shares of Common Stock issued or issuable to
persons or entities with which the corporation has business relationships provided such issuances are for other than primarily equity financing purposes approved by the Board of Directors, or

                         F.   shares of Common Stock or Preferred Stock issued
or issuable (I) in a private placement pursuant to Rule 144A of the Securities Act of 1933, as amended, or (II) upon exercise of warrants or rights granted to purchasers in connection with such placement.

                    iii) In the event the corporation should at any time or from time to time after the Purchase Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock then in effect shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents with the number of shares issuable with respect to Common Stock Equivalents determined from time to time in the manner provided for deemed issuances in subsection 3(c)(i)(E).

                    iv) If the number of shares of Common Stock outstanding at any time after the Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock then in effect shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

               (d) RECAPITALIZATIONS. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 3) provision shall be made so that the holders of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock the number of shares of stock or other securities or property of the Company or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3 with respect to the rights of the holders of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock after the recapitalization to the end that the provisions of this Section 3 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

               (e) NO IMPAIRMENT. This corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock against impairment.

               (f)   NO FRACTIONAL SHARES AND CERTIFICATE AS TO ADJUSTMENTS.

                    i) No fractional shares shall be issued upon conversion of the Series A Preferred Stock, Series B Preferred Stock and/or Series C Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock, Series B Preferred Stock and/or Series C Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                   ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price of Series A Preferred Stock, Series B Preferred Stock and/or Series C Preferred Stock pursuant to this Section 3, this corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock, Series B Preferred Stock and/or Series C Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock.

               (g) NOTICES OF RECORD DATE. In the event of any taking by this corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this corporation shall mail to each holder of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

               (h) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. This corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, this corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

               (i)   NOTICES.  Any notice required by the provisions of this
Section 3 to be given to the holders of shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of this corporation.

          4.   VOTING RIGHTS.

               (a) GENERAL VOTING RIGHTS. Except as set forth in subsection 4(b) below, the holder of each share of Series A Preferred Stock, the holder of each share of Series B Preferred Stock and the holder of each share of Series C Preferred Stock shall have the right to one vote for each share of Common Stock into which such share of Series A Preferred Stock, such share of Series B Preferred Stock and/or such share of Series C Preferred Stock could then be converted (with any fractional share determined on an aggregate conversion basis being rounded to the nearest whole share), and with respect to such vote, each such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders' meeting in accordance with the by-laws of this corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote.

               (b) ELECTION OF DIRECTORS. Notwithstanding the provisions of subsection 4(a) above, (i) so long as any shares of Series A Preferred Stock are outstanding, the holders of the then outstanding shares of Series A Preferred Stock, by a majority vote voting as a separate class, shall be entitled to elect four (4) directors of the corporation (the "Series A Directors") and the holders of Common Stock and Series A Preferred Stock, by a majority vote voting as a single class, shall be entitled to elect one (1) director of the corporation (the "Common/Series A Director"); (ii) so long as any shares of Series B Preferred are outstanding, the holders of the then outstanding shares of Series B Preferred Stock, by a majority vote voting as a separate class, shall be entitled to elect one (1) director of the corporation (the "Series B Director"); (iii) so long as any shares of Series C Preferred are outstanding, the holders of the then outstanding shares of Series C Preferred Stock, by a majority vote voting as a separate class, shall be entitled to elect one (1) director of the corporation (the "Series C Director"); and (iv) all remaining directors shall be elected by the holders of the Preferred Stock and the holders of Common Stock, by a majority vote voting as provided in paragraph 4(a) above. At any meeting held for the purpose of electing or nominating directors, the presence in person or by proxy of the holders of a majority of the Series A Preferred Stock then outstanding shall constitute a quorum of the Series A Preferred Stock for the election or nomination of the Series A Directors, the presence in person or by proxy of the holders of a majority of the shares of Series B Preferred Stock then outstanding, shall constitute a quorum of the Series B Preferred Stock for the election or nomination of the Series B Director, the presence in person or by proxy of the holders of a majority of the Series C Preferred Stock then outstanding shall constitute a quorum of the Series C Preferred Stock for the election or nomination of the Series C Director, the presence in person or by proxy of the holders of a majority of the Common Stock and Series A Preferred Stock, on an as-converted basis, then outstanding shall constitute a quorum of the Common Stock and Series A Preferred Stock for the election or nomination of the Common/Series A Director, and the presence in person or by proxy of the holders of a majority of the Preferred Stock and Common Stock, on an as-converted basis, then outstanding shall constitute a quorum of the Preferred Stock and Common Stock for the election or nomination of all remaining directors. A vacancy in any directorship elected solely by the holders of Series A Preferred Stock shall be filled only by vote of the holders of Series A Preferred Stock, a vacancy in the directorship elected solely by the holders of the Series B Preferred Stock shall be filled only by vote of the Series B Preferred Stock, a vacancy in the directorship elected solely by the holders of the Series C Preferred Stock shall be filled only by vote of the Series C Preferred Stock, a vacancy in the directorship elected by the holders of the Common Stock and Series A Preferred Stock shall be filled only by vote of the Common Stock and Series A Preferred Stock, voting together as provided above, and a vacancy in any directorship elected by the holders of Preferred Stock and Common Stock shall be filled only by the vote of the holders of Preferred Stock and Common Stock voting as provided in paragraph 4(a) above. Any director elected by the holders of Series A Preferred Stock may be removed during such director's term of office, either for or without cause, by and only by the affirmative vote of the holders of a majority of the outstanding shares of Series A Preferred Stock, any director elected by the holders of Series B Preferred Stock may be removed during such director's term of office, either for or without cause, by and only by the affirmative vote of the holders of a majority of the outstanding shares of Series B Preferred Stock, any director elected by the holders of Series C Preferred Stock may be removed during such director's term of office, either for or without cause, by and only by the affirmative vote of the holders of a majority of the outstanding shares of Series C Preferred Stock, any director elected by the holders of Common Stock and Series A Preferred Stock may be removed during such director's term of office, either for or without cause, by and only by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock and Series A Preferred Stock, voting together as provided above, and any director elected by the holders of Preferred Stock and Common Stock may be removed during such director's term of office, either for or without cause, by and only by the affirmative vote of the holders of a majority of the outstanding shares of Preferred Stock and Common Stock, voting together as provided in paragraph 4(a) above.

          5.   PROTECTIVE PROVISIONS.

               (a) SERIES C PREFERRED STOCK. Subject to the rights of series of Preferred Stock which may from time to time come into existence, so long as shares of Series C Preferred Stock are outstanding, this corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series C Preferred Stock, voting together as a separate series on an as converted basis:

                    i) take any action that would materially and adversely alter the rights, preferences or privileges of the Series C Preferred Stock as a separate series in a manner that is dissimilar and disproportionate relative to the manner in which the rights, preferences or privileges of the Series A Preferred Stock and Series B Preferred Stock are altered; or

                    ii) authorize additional shares of Series C Preferred Stock; or

                    iii) amend Article IV(B)(3)(a)(i) (provided that, subject to Section IV(B)(5)(a)(i), the corporation shall not be prohibited from amending Article IV(B)(3)(c)); or

                    iv) take any action that would alter the right of the holders of the then outstanding shares of Series C Preferred Stock to elect one (1) director of the corporation pursuant to subitem (iii) of Article IV(B)4(b); or

                    v)    amend this Article IV(B)5(a).

               (b) SERIES B PREFERRED STOCK. Subject to the rights of series of Preferred Stock which may from time to time come into existence, so long as shares of Series B Preferred Stock are outstanding, this corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series B Preferred Stock, voting together as a separate series on an as converted basis:

                    i) take any action that would materially and adversely alter the rights, preferences or privileges of the Series B Preferred Stock as a separate series in a manner that is dissimilar and disproportionate relative to the manner in which the rights, preferences or privileges of the Series A Preferred Stock are altered; or

                    ii) authorize additional shares of Series B Preferred Stock; or

                    iii) take any action that would cause it to become a "public utility" or a "holding company" as those terms are defined under the Public Utility Holding Company Act of 1935, as amended; or

                    iv) amend Article IV(B)(3)(a)(i) (provided that, subject to Section IV(B)(5)(b)(i), the corporation shall not be prohibited from amending Article IV(B)(3)(c)); or

                    v) take any action that would alter the right of the holders of the then outstanding shares of Series B Preferred Stock to elect one (1) director of the corporation pursuant to subitem (ii) of Article IV(B)4(b); or

                    vi)   amend this Article IV(B)5(b).

               (c) PREFERRED STOCK. Subject to the rights of series of Preferred Stock which may from time to time come into existence, so long as shares of Series A Preferred Stock, Series B Preferred Stock and/or Series C Preferred Stock are outstanding, this corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least 66-2/3% or more of the then outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock , voting together as a single class on an as converted basis:

                    i) sell, convey, or otherwise dispose of or encumber all or substantially all of its property or business or merge into or consolidate with any other corporation (other than a wholly owned subsidiary corporation) or effect any transaction or series of related transactions in which more than 50% of the voting power of the corporation is disposed of; or

                    ii) create any new class or series of stock or any other securities convertible into equity securities of the corporation having any preference over, or being on a parity with, the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock with respect to voting, dividends or upon liquidation; or

                    iii)     authorize additional shares of Preferred Stock.

          6. STATUS OF CONVERTED STOCK. In the event any shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock shall be converted pursuant to Section 3 hereof, the shares so converted shall be cancelled and shall not be issuable by the corporation. The Certificate of Incorporation of this corporation shall be appropriately amended to effect the corresponding reduction in the corporation's authorized capital stock.

     C.   COMMON STOCK.

          1. DIVIDEND RIGHTS. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

          2. LIQUIDATION RIGHTS. Upon the liquidation, dissolution or winding up of the corporation, the assets of the corporation shall be distributed as provided in Article IV(B)2 hereof.

          3.   REDEMPTION.  The Common Stock is not redeemable.

          4. VOTING RIGHTS. The holder of each share of Common Stock shall have the right to one vote for each share of Common Stock held by such holder, and shall be entitled to notice of any stockholders' meeting in accordance with the By-laws of this corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.


                                  ARTICLE V

     A. EXCULPATION. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is hereafter amended to further reduce or to authorize, with the approval of the corporation's stockholders, further reductions in the liability of the corporation's directors for breach of fiduciary duty, then a director of the corporation shall not be liable for any such breach to the fullest extent permitted by the Delaware General Corporation Law as so amended.

     B. INDEMNIFICATION. To the extent not prohibited by applicable law, this corporation shall provide indemnification of (and advancement of expenses to) such agents (and any other persons to which Delaware law permits this corporation to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the Delaware General Corporation Law, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to the corporation, its stockholders, and others.

     C. EFFECT OF REPEAL OR MODIFICATION. Any repeal or modification of any of the foregoing provisions of this Article V shall not adversely affect any right or protection of a director, officer or agent of the corporation (or any other person to which Delaware law permits this corporation to provide indemnification) existing at the time of, or increase the liability of any director, officer or agent of the corporation (or other person) with respect to any acts or omissions of such director, officer or agent (or other person) occurring prior to, such repeal or modification.

                                  ARTICLE VI

     The corporation shall have perpetual existence.

                                  ARTICLE VII

     Except as otherwise provided in this Restated Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the corporation.

                                  ARTICLE VIII

     Elections of directors need not be by written ballot except and to the extent provided in the Bylaws of the corporation.

                                  ARTICLE IX

     The corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                  ARTICLE X

     The corporation shall not be subject to the provisions of Section 203 of the Delaware General Corporation Law.

              [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been executed as of this 2nd day of March, 1999.

                                       RHYTHMS NETCONNECTIONS INC.




                                       By:
                                           ----------------------------
                                           Catherine Hapka, President


                   [SIGNATURE PAGE TO CERTIFICATE OF AMENDMENT]

                                      EXHIBIT B
                                      ---------

                 AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                            RHYTHMS NETCONNECTIONS INC.


                                AMENDED AND RESTATED
                            INVESTORS' RIGHTS AGREEMENT


                                   March 3, 1999

                                  TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
1.   Registration Rights.. . . . . . . . . . . . . . . . . . . . . . . . . . 1

     1.1  Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
     1.2  REQUEST FOR REGISTRATION.. . . . . . . . . . . . . . . . . . . . . 2
     1.3  COMPANY REGISTRATION.. . . . . . . . . . . . . . . . . . . . . . . 6
     1.4  OBLIGATIONS OF THE COMPANY.. . . . . . . . . . . . . . . . . . . . 6
     1.5  FURNISH INFORMATION. . . . . . . . . . . . . . . . . . . . . . . . 7
     1.6  EXPENSES OF DEMAND REGISTRATION. . . . . . . . . . . . . . . . . . 7
     1.7  EXPENSES OF COMPANY REGISTRATION.. . . . . . . . . . . . . . . . . 8
     1.8  UNDERWRITING REQUIREMENTS. . . . . . . . . . . . . . . . . . . . . 8
     1.9  DELAY OF REGISTRATION. . . . . . . . . . . . . . . . . . . . . . . 9
     1.10 INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . . . . 9
     1.11 REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934. . . . . . . . . . .11
     1.12 FORM S-3 REGISTRATION. . . . . . . . . . . . . . . . . . . . . . .11
     1.13 ASSIGNMENT OF REGISTRATION RIGHTS. . . . . . . . . . . . . . . . .12
     1.14 LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS. . . . . . . . . . .13
     1.15 "MARKET STAND-OFF" AGREEMENT.. . . . . . . . . . . . . . . . . . .13
     1.16 TERMINATION OF REGISTRATION RIGHTS.. . . . . . . . . . . . . . . .14

2.   COVENANTS OF THE COMPANY. . . . . . . . . . . . . . . . . . . . . . . .14

     2.1  DELIVERY OF FINANCIAL STATEMENTS.. . . . . . . . . . . . . . . . .14
     2.2  INSPECTION.. . . . . . . . . . . . . . . . . . . . . . . . . . . .14
     2.3  TERMINATION OF INFORMATION AND INSPECTION COVENANTS. . . . . . . .15
     2.4  RIGHT OF FIRST OFFER.. . . . . . . . . . . . . . . . . . . . . . .15
     2.5  EMPLOYEE STOCK POOL. . . . . . . . . . . . . . . . . . . . . . . .16
     2.6  EXCLUDED INVESTMENTS.. . . . . . . . . . . . . . . . . . . . . . .16

3.   COVENANTS OF THE INVESTORS. . . . . . . . . . . . . . . . . . . . . . .17

     3.1  CERTAIN CORPORATE TRANSACTIONS.. . . . . . . . . . . . . . . . . .17
     3.2  STANDSTILL.. . . . . . . . . . . . . . . . . . . . . . . . . . . .17
     3.3  ADDITIONAL PREFERRED INVESTORS.. . . . . . . . . . . . . . . . . .17

4.   CORPORATE OPPORTUNITY MATTERS.. . . . . . . . . . . . . . . . . . . . .19

5.   MISCELLANEOUS.. . . . . . . . . . . . . . . . . . . . . . . . . . . . .19

     5.1  SUCCESSORS AND ASSIGNS.. . . . . . . . . . . . . . . . . . . . . .19
     5.2  GOVERNING LAW. . . . . . . . . . . . . . . . . . . . . . . . . . .19
     5.3  COUNTERPARTS.. . . . . . . . . . . . . . . . . . . . . . . . . . .19
     5.4  TITLES AND SUBTITLES.. . . . . . . . . . . . . . . . . . . . . . .19
     5.5  NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .19
     5.6  EXPENSES.. . . . . . . . . . . . . . . . . . . . . . . . . . . . .19
     5.7  AMENDMENTS AND WAIVERS.. . . . . . . . . . . . . . . . . . . . . .20
     5.8  SEVERABILITY.. . . . . . . . . . . . . . . . . . . . . . . . . . .20
     5.9  AGGREGATION OF STOCK.. . . . . . . . . . . . . . . . . . . . . . .20
     5.10 ENTIRE AGREEMENT; AMENDMENT; WAIVER. . . . . . . . . . . . . . . .20

                                      (i)

                  AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

          THIS AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT ("Agreement") is made as of the 3rd day of March, 1999, by and between Rhythms
NetConnections Inc., a Delaware corporation (the "Company"), and the investors listed on SCHEDULE A hereto, each of which is herein referred to as an "Investor."

                                       RECITALS

          WHEREAS, the Company and one or more of the Investors are parties to the Series C Preferred Stock and Warrant Purchase Agreement of even date herewith (the "Preferred Stock Agreement");

          WHEREAS, certain of the Investors are presently holders of the Company's Series A Preferred Stock and/or Series B Preferred Stock and have entered into an Amended and Restated Investors' Rights Agreement with the Company dated March 12, 1998 (the "Existing Rights Agreement"); and

          WHEREAS, in order to induce the Company to enter into the Preferred Stock Agreement and to induce one or more Investors to invest funds in the Company pursuant to the Preferred Stock Agreement, all the Investors and the Company wish to amend and restate the Existing Rights Agreement so that this Agreement will supersede and replace the Existing Rights Agreement in its entirety and will govern the rights of all the Investors to cause the Company to register shares of the Company's common stock ("Common Stock") issuable to any Investors upon conversion of their respective shares of the Company's preferred stock ("Preferred Stock"), and certain other matters as set forth in this Agreement.

          NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

     1.   Registration Rights.  The Company covenants and agrees as follows:

     1.1  Definitions.  For purposes of this Section 1:

     (a)  The term "Act" means the Securities Act of 1933, as amended.

     (b) The terms "register", "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document;

     (c) The term "Registrable Securities" means (1) the Common Stock issuable or issued upon conversion of the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock (2) the 900,735 shares of Common Stock held by Enterprise Partners as of the date of this Agreement, and (3) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such

Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Common Stock held by Enterprise Partners, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his rights under this Section 1 are not assigned;

     (d) The number of shares of Registrable Securities then outstanding and the Registrable Securities held by any person shall each be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities;

     (e) The term "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with
Section 1.13 hereof; and

     (f) The term "Form S-3" means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the Securities and Exchange Commission ("SEC") which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

     1.2  REQUEST FOR REGISTRATION.

     (a) If the Company shall receive at any time after the earlier of (i) March 11, 2002, or (ii) six (6) months after the effective date of the first registration statement for a public offering of securities of the Company (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or a SEC Rule 145 transaction), a written request from the Holders of 60% or more of the Registrable Securities (the "Initiating Holders") then outstanding that the Company file a registration statement under the Act covering the registration of at least twenty percent (20%) of the Registrable Securities then outstanding (or a lesser percent if the anticipated aggregate offering price, net of underwriting discounts and commissions, would exceed $20,000,000), then the Company shall, within ten
(10) days of the receipt thereof, give written notice of such request to all Holders and any other Holder may also request the registration of Registrable Securities held by such Holder. The Company shall, subject to the limitations of subsection 1.2(e), effect as soon as practicable, and in any event shall use its best efforts to effect within 60 days of the receipt of such request, the registration under the Act of all Registrable Securities which the Holders request to be registered within twenty (20) days of the mailing of such notice by the Company in accordance with paragraph 5.5.

     (b) If the Company shall receive at any time after the earlier of (i) March 11, 2002, or (ii) six (6) months after the effective date of the first registration statement for a public offering of securities of the Company (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or a SEC Rule 145 transaction), a written request from Enron Communications Group, Inc. or any assignee of the rights of Enron Communications Group, Inc. pursuant to Section 1.13 ("Enron") that the
Company file a registration statement under the Act covering the registration of at least twenty percent (20%) of the Registrable Securities then held by Enron (or a lesser percent if the anticipated aggregate offering price, net of underwriting discounts and commissions, would exceed $20,000,000), then the Company shall, within ten (10) days of the receipt thereof, give written notice of such request to all other Holders and any other Holder may also request the registration of Registrable Securities held by such Holder. The Company shall, subject to the limitations of subsection 1.2(f), effect as soon as practicable, and in any event shall use its best efforts to effect within 60 days of the receipt of such request, the registration under the Act of all Registrable Securities which Enron and the Holders request to be registered within twenty (20) days of the mailing of such notice by the Company in accordance with paragraph 5.5.

     (c) If the Company shall receive at any time after the earlier of (i) March 11, 2002, or (ii) six (6) months after the effective date of the first registration statement for a public offering of securities of the Company (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or a SEC Rule 145 transaction), a written request from MCI Worldcom Venture Fund, Inc. or any assignee of the rights of MCI Worldcom Venture Fund, Inc. pursuant to Section 1.13 ("MCI WorldCom") that the Company file a registration statement under the Act covering the registration of at least twenty percent (20%) of the Registrable Securities then held by MCI WorldCom (or a lesser percent if the anticipated aggregate offering price, net of underwriting discounts and commissions, would exceed $20,000,000), then the Company shall, within ten (10) days of the receipt thereof, give written notice of such request to all other Holders and any other Holder may also request the registration of Registrable Securities held by such Holder. The Company shall, subject to the limitations of subsection 1.2(g), effect as soon as practicable, and in any event shall use its best efforts to effect within 60 days of the receipt of such request, the registration under the Act of all Registrable Securities which MCI WorldCom and the Holders request to be registered within twenty (20) days of the mailing of such notice by the Company in accordance with paragraph 5.5.

     (d) Subject to the limitations set forth in Section 2.6 hereof, in the event that, subsequent to expiration of the Exclusion Period (as defined in Section 2.6), an Excluded Investor (as defined in Section 2.6) acquires greater than five percent (5%) of the Common Stock of the Company (on a fully diluted, as converted to Common Stock basis) (the "Excluded Investment"), then if the Company shall receive a written request from MCI WorldCom that the Company file a registration statement under the Act covering the registration of all of the Registrable Securities then held by MCI WorldCom, then the Company shall, within ten (10) days of the receipt thereof, give written notice of such request to all other Holders and any other Holder may also request the registration of Registrable Securities held by such Holder. The Company shall, subject to the limitations of subsection 1.2(h), effect as soon as practicable, and in any event shall use its best efforts to effect within the later to occur of (i) sixty (60) days of the receipt of such request or (ii) one hundred eighty (180) days of the closing of the Excluded Investment, the registration under the Act of all Registrable Securities which MCI WorldCom and the Holders request to be registered within twenty
(20) days of the mailing of such notice by the Company in accordance with paragraph 5.5.

     (e) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this
Section 1.2 and the Company shall include such information in the written notice referred to in subsection 1.2(a). The underwriter will be selected by Initiating Holders holding a majority of the Registrable Securities proposed to be included in the registration and shall be reasonably acceptable to the Company. In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 1.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Initiating Holders holding a majority of the Registrable Securities proposed to be included in the registration. Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated: (i) first, among all Holders thereof, including the Initiating Holders, allocated among such Holders in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company proposed to be included in the registration by each Holder; and (ii) second, to the extent of any remaining shares that may be underwritten, to the holders of any other securities.

     (f) If Enron intends to distribute the Registrable Securities covered by its request under subsection 1.2(b) by means of an underwriting, it shall so advise the Company as a part of its request made pursuant to this Section
1.2 and the Company shall include such information in the written notice referred to in subsection 1.2(b). The underwriter will be selected by Enron and shall be reasonably acceptable to the Company. In such event, the right of any other Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by Enron and such Holder) to the extent provided herein. Enron and all Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 1.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by Enron. Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Company in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated: (i) first, to Enron or its assignee; (ii) second, to the extent of any remaining shares that may be underwritten, among all other Holders thereof in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company proposed to be included in the registration by each such Holder; and (iii) third, to the extent of any remaining shares that may be underwritten, to the holders of any other securities.

     (g) If MCI WorldCom intends to distribute the Registrable Securities covered by its request under subsection 1.2(c) by means of an underwriting, it shall so advise the Company as a part of its request made pursuant to this
Section 1.2 and the Company shall include such information in the written notice referred to in subsection 1.2(c). The underwriter will be selected by MCI WorldCom and shall be reasonably acceptable to the Company. In such event, the right of any other Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by MCI WorldCom and such Holder) to the extent provided herein. MCI WorldCom and all Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 1.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by MCI WorldCom. Notwithstanding any other provision of this
Section 1.2, if the underwriter advises the Company in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated: (i) first, to MCI WorldCom or its assignee; (ii) second, to the extent of any remaining shares that may be underwritten, among all other
Holders thereof in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company proposed to be included in the registration by each such Holder; and (iii) third, to the extent of any remaining shares that may be underwritten, to the holders of any other securities.

     (h) If MCI WorldCom intends to distribute the Registrable Securities covered by its request under subsection 1.2(d) by means of an underwriting, it shall so advise the Company as a part of its request made pursuant to this
Section 1.2 and the Company shall include such information in the written notice referred to in subsection 1.2(d). The underwriter will be selected by MCI WorldCom and shall be reasonably acceptable to the Company. In such event, the right of any other Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by MCI WorldCom and such Holder) to the extent provided herein. MCI WorldCom and all Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 1.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by MCI WorldCom. Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Company in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated: (i) first, to MCI WorldCom or its assignee; (ii) second, to the extent of any remaining shares that may be underwritten, among all other Holders thereof in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company proposed to be included in the registration by each such Holder; and (iii) third, to the extent of any remaining shares that may be underwritten, to the holders of any other securities.

     (i) The Company is obligated to effect only (i) two (2) such registrations pursuant to subsection 1.2(a), (ii) one (1) such registration pursuant to subsection 1.2(b), (iii) one (1) such registration pursuant to subsection 1.2(c) and (iv) one (1) such registration pursuant to subsection 1.2(d).

     (j) Notwithstanding the foregoing, if the Company shall furnish to either Holders requesting a registration statement pursuant to this Section 1.2, to Enron or to MCI WorldCom, a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer taking action with respect to such filing for a period of not more than one hundred twenty (120) days after receipt of the request of the Initiating Holders, Enron or MCI WorldCom, as applicable; provided, however, that the Company may not utilize this right more than twice in any twelve month period.

          1.3 COMPANY REGISTRATION. If (but without any obligation under this Agreement to do so) the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than pursuant to this Agreement) any of its stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of any Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 5.5, the Company shall, subject to (i) the provisions of Section 1.8 and (ii) any senior "piggy-back" registration rights granted by the Company pursuant to that certain Warrant Registration Rights Agreement dated as of May 5, 1998 between the Company and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Donaldson Lufkin & Jenrette Securities Corporation or pursuant to that certain Warrant to Purchase Shares of Common Stock granted to Sun Financial Group, Inc., dated as of May 19, 1998, cause to be registered under the Act all of the Registrable Securities that such Holder has requested to be registered.

          1.4  OBLIGATIONS OF THE COMPANY.  Whenever required under this
Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

               (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to one hundred twenty (120) days.

               (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

               (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

               (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

               (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

               (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

          1.5  FURNISH INFORMATION.

               (a) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

               (b) The Company shall have no obligation with respect to any registration requested pursuant to Section 1.2 or Section 1.12 if, due to the operation of subsections 1.5(a) or 1.8, the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company's obligation to initiate such registration as specified in subsections 1.2(a), 1.2(b), 1.2(c) or 1.2(d) or subsection 1.12(b)(2), whichever is applicable. Any registration that is withdrawn without becoming effective pursuant to this Section 1.5 shall not be counted as a registration for purposes of Section 1.2(i).

          1.6 EXPENSES OF DEMAND REGISTRATION. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 1.2, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Holders (selected by Holders of a majority of Registrable Securities to be included in the registration if under subsection (a), by Enron if under subsection 1.2(b) or by MCI WorldCom if under subsections 1.2(c) or 1.2(d)) ("Holders' Counsel") shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered if under subsection 1.2(a), of Enron if under subsection 1.2(b), or of MCI WorldCom if under subsections 1.2(c) or 1.2(d) (in which case all participating Holders shall bear such expenses allocated among them in proportion to the amount of Registrable Securities originally proposed to be registered), unless the Holders of a majority of the Registrable Securities if under subsection 1.2(a), of Enron if under subsection 1.2(b), or of MCI WorldCom if under subsections 1.2(c) or 1.2(d) agree to forfeit their or its right to one demand registration pursuant to
Section 1.2; provided further, however, that if at the time of such withdrawal, the Holders, Enron or MCI WorldCom, as applicable, have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders, Enron or MCI WorldCom, as applicable, at the time of their or its request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Company shall pay such expenses and the Holders, Enron or MCI WorldCom, as applicable, shall not be required to pay any of such expenses and shall retain their or its rights pursuant to Section 1.2.

          1.7 EXPENSES OF COMPANY REGISTRATION. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 1.3 for each Holder (which right may be assigned as provided in Section 1.13), including (without limitation) all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto, but excluding underwriting discounts and commissions relating to Registrable Securities.

          1.8 UNDERWRITING REQUIREMENTS. In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 1.3 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling shareholders according to the total amount of securities entitled to be included therein owned by each selling Shareholder or in such other proportions as shall mutually be agreed to by such selling shareholders) but in no event shall (i) the amount of securities of the selling Holders included in the offering be reduced below thirty percent (30%) of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company's securities in which case the selling shareholders may be excluded if the underwriters make the determination described immediately above or (ii) notwithstanding (i) above, any shares being sold by a shareholder exercising a demand registration right similar to that granted in Section 1.2 be excluded from such offering. For purposes of the preceding parenthetical concerning apportionment, for any selling shareholder which is a holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and shareholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling shareholder", and any pro-rata reduction with respect to such "selling shareholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling shareholder", as defined in this sentence.

          1.9 DELAY OF REGISTRATION. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

          1.10 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under this Section 1:

               (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners or officers, directors and shareholders of each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, or the 1934 Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, or any rule or regulation promulgated under the Act, or the 1934 Act; and the Company will pay to each such Holder, underwriter or controlling person any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by a Holder requesting indemnification hereunder or any such underwriter or controlling person.

               (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, or the 1934 Act insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this subsection 1.10(b) exceed the gross proceeds from the offering received by such Holder.

               (c)  Promptly after receipt by an indemnified party under this
Section 1.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires and has acknowledged its obligation to indemnify the indemnified party with respect to such action, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the indemnified party under this Section 1.10 except to the extent that the indemnifying party is prejudiced thereby in its ability to defend such action, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.10.

               (d) If the indemnification provided for in this Section 1.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

               (e) Notwithstanding the foregoing, to the extent that any customary and reasonable provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

               (f)  The obligations of the Company and Holders under this
Section 1.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1.

          1.11 REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

               (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety
(90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

               (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

               (c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

          1.12 FORM S-3 REGISTRATION. In case the Company shall receive from the Holders of forty percent (40%) or more of the Registrable Securities a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

               (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

               (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within

15 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this section 1.12: (1) if Form S-3 is not available for such offering by the Holders; (2) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $5,000,000; (3) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 120 days after receipt of the request of the Holder or Holders under this Section 1.12; provided, however, that the Company shall not utilize this right more than once in any twelve month period; or (4) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two registrations on Form S-3 for the Holders pursuant to this Section 1.12.

               (c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. All expenses incurred in connection with a registration requested pursuant to Section 1.12, including (without limitation) all registration, filing, qualification, printer's and accounting fees and the reasonable fees and disbursements of Holders' Counsel and counsel for the Company, shall be borne pro rata by the Holder or Holders participating in the Form S-3 Registration. Registrations effected pursuant to this Section 1.12 shall not be counted as demands for registration or registrations effected pursuant to Section 1.2.

          1.13 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to subsection 1.2(a) may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities who, after such assignment or transfer, holds at least 2,000,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations), provided the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act. The rights to cause the Company to register Registrable Securities pursuant to subsection 1.2(b) may be assigned (but only with all related obligations) by Enron to a transferee or assignee of such securities who, after such assignment or transfer, holds at least 1,500,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations), provided the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.
 The rights to cause the Company to register Registrable Securities pursuant to subsections 1.2(c) or 1.2(d) may be assigned (but only with all related obligations) by MCI WorldCom to a transferee or assignee of such securities who, after such assignment or transfer, holds at least 1,250,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations), provided the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a partnership who are partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under this Section 1.

          1.14 LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of 60% or more of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under Section
1.2 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holders which is included or adversely affect the market for the Registrable Securities that are included or (b) to make a demand registration which could result in such registration statement being declared effective prior to the earlier of any of the dates set forth in subsections 1.2(a), 1.2(b) or 1.2(c) or within one hundred twenty (120) days of the effective date of any registration effected pursuant to Section 1.2.

          1.15 "MARKET STAND-OFF" AGREEMENT. Each Investor hereby agrees that, during the period of duration (such period not to exceed 180 days) specified by the Company and an underwriter of common stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees or commonly-controlled affiliates of the transferor who agree to be similarly bound) any securities of the Company held by it at any time during such period except common stock included in such registration; provided, however, that:

               (a) such agreement shall be applicable only to the first two such registration statements of the Company which cover common stock (or other securities) to be sold on its behalf to the public in an underwritten offering; and

               (b) all officers and directors of the Company and all other persons with registration rights (whether or not pursuant to this Agreement) enter into similar agreements.

               In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Investor (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

        1.16 TERMINATION OF REGISTRATION RIGHTS. No Holder shall be entitled to exercise any right provided for in this Section 1 after five (5) years following the consummation of the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the initial firm commitment underwritten offering of its securities to the general public.

     2.   COVENANTS OF THE COMPANY.

          2.1 DELIVERY OF FINANCIAL STATEMENTS. The Company shall deliver to each Investor holding at least 1,000,000 shares of Registrable Securities:

               (a)  as soon as practicable, but in any event within ninety
(90) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of shareholder's equity as of the end of such year, and a schedule as to the sources and applications of funds for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles ("GAAP"), and audited and certified by independent public accountants of nationally recognized standing selected by the Company;

               (b) as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, an unaudited profit or loss statement, schedule as to the sources and application of funds for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter.

               (c) within thirty (30) days of the end of each month, an unaudited income statement and schedule as to the sources and application of funds and balance sheet for and as of the end of such month, in reasonable detail; and

               (d) as soon as practicable, but in any event thirty (30) days prior to the end of each fiscal year, a budget for the next fiscal year, prepared on a monthly basis, including balance sheets and sources and applications of funds statements for such months and, as soon as prepared, any other budgets or revised budgets prepared by the Company.

          2.2 INSPECTION. The Company shall permit each Investor, at such Investor's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Investor; provided, however, that the Company shall not be obligated pursuant to this Section 2.2 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information.

          2.3 TERMINATION OF INFORMATION AND INSPECTION COVENANTS. The covenants set forth in subsections 2.1(c) and (d) and Section 2.2 shall terminate as to Investors and be of no further force or effect when the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the firm commitment underwritten offering of its securities raising at least $20,000,000 to the general public is consummated or when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the 1934 Act, whichever event shall first occur.

          2.4 RIGHT OF FIRST OFFER. Subject to the terms and conditions specified in this paragraph 2.4, the Company hereby grants to each Major Investor (as hereinafter defined) a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined). For purposes of this Section 2.4, a Major Investor shall mean (i) any Investor who holds at least 50% of such Investor's originally acquired shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock issued pursuant to (A) that certain Series A Preferred Stock Purchase Agreement dated July 3, 1997 (the "Series A Agreement"), (B) that certain Series B Preferred Stock Purchase Agreement dated March 12, 1998 (the "Series B Agreement") or (C) the Preferred Stock Agreement, as applicable, and (ii) any person who acquires at least (A) 10% of the Series A Preferred Stock (or the common stock issued upon conversion thereof) issued pursuant to the Series A Agreement, (B) 10% of the Series B Preferred Stock (or the common stock issued upon conversion thereof) issued pursuant to the Series B Agreement or (C) 10% of the Series C Preferred Stock (or the common stock issued upon conversion thereof) issued pursuant to the Preferred Stock Agreement. For purposes of this Section 2.4, Investor includes any general or limited partners and affiliates of an Investor. An Investor shall be entitled to apportion the right of first offer hereby granted it among itself and its partners and affiliates in such proportions as it deems appropriate.

               Each time the Company proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock ("Shares"), the Company shall first make an offering of such Shares to each Major Investor in accordance with the following provisions:

               (a) The Company shall deliver a notice by certified mail ("Notice") to the Major Investors stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Shares.

               (b) Within 20 calendar days after receipt of the Notice, the Major Investor may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Shares which equals the proportion that the number of shares of common stock issued and held, or issuable upon conversion of the Series A Preferred Stock, Series B Preferred Stock and/or Series C Preferred Stock then held, by such Major Investor bears to the total number of shares of common stock of the Company then outstanding (assuming full conversion and exercise of all convertible or exercisable securities) as of the date of the Notice.

The Company shall promptly, in writing, inform each Major Investor which purchases all the shares available to it ("Fully-Exercising Investor") of any other Major Investor's failure to do likewise. During the ten-day period commencing after receipt of such information, each Fully-Exercising Investor shall be entitled to obtain that portion of the Shares for which Major Investors were entitled to subscribe but which were not subscribed for by the Major Investors which is equal to the proportion that the number of shares of common stock issued and held, or issuable upon conversion of Series A Preferred Stock, Series B Preferred Stock and/or Series C Preferred Stock then held, by such Fully-Exercising Investor bears to the total number of shares of common stock issued and held, or issuable upon conversion of the Series A Preferred Stock, Series B Preferred Stock and/or Series C Preferred Stock then held, by all Fully-Exercising Investors who wish to purchase some of the unsubscribed shares.

               (c) If all Shares referred to in the Notice are not elected to be obtained as provided in subsection 2.4(b) hereof, the Company may, during the 60-day period following the expiration of the period provided in subsection 2.4(b) hereof, offer the remaining unsubscribed portion of such Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within 60 days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Major Investors in accordance herewith.

               (d) The right of first offer in this paragraph 2.4 shall not be applicable (i) to the issuance or sale of common stock (or options therefor) to employees, consultants or directors of the Company directly or pursuant to a stock option plan or restricted stock plan approved by the Board of Directors of the Company, (ii) to or after consummation of a bona fide, firmly underwritten public offering of shares of common stock, registered under the Act pursuant to a registration statement on Form S-1, at an offering price of at least $20,000,000 in the aggregate, (iii) to the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities, (iv) to the issuance of securities in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise or (v) to the issuance of stock, warrants or other securities or rights to persons or entities with which the Company has business relationships provided such issuances are for other than primarily equity financing purposes approved by the Board of Directors.

          2.5 EMPLOYEE STOCK POOL. Any increase in the authorized number of shares allocated to the Company's employee stock pool under the Company's 1997 Stock Option/Stock Issuance Plan shall be approved by the Board of Directors.

          2.6 EXCLUDED INVESTMENTS. The Company agrees that, for a period of one year from the date hereof (the "Exclusion Period"), it shall not issue any of its equity securities in a private offering to any of the following entities (each an "Excluded Investor"): AT&T Corporation, Sprint Corporation, Qwest Communications International, Inc., Level 3 Communications, Inc., WilTel, LLC, Frontier Corporation, British Telecommunications plc, GTE Corp. and the Regional Bell Operating Companies. Notwithstanding anything else in this

Agreement, if within thirty (30) days (unless such period is extended by the mutual agreement of the Company and MCI WorldCom, Inc.) of the effective date of that certain Framework Agreement dated as of the date hereof between the Company and MCI WorldCom, Inc. (the "Framework Agreement"), MCI WorldCom, Inc. has not executed any of the Carrier Services Agreement or the Network Services Agreement or the OSS Licensing Agreement (as contemplated in the Framework Agreement), the Exclusion Period shall terminate and the Company thereafter shall be able to issue its equity securities to any of the Excluded Investors and MCI WorldCom shall forfeit its demand registration right granted pursuant to subsection 1.2(d) hereof.

     3.   COVENANTS OF THE INVESTORS.

          3.1 CERTAIN CORPORATE TRANSACTIONS. In the event that the Board of Directors of the Company and holders of a majority of the Common Stock issuable or issued upon conversion of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock of the Company vote in favor of a Corporate Transaction (as defined below), each Investor hereby agrees not to take any action inconsistent with the pooling-of-interests accounting treatment to the extent applicable to such Corporate Transaction, as reasonably deemed necessary by the Company's Board of Directors, including without limitation exercising any dissenter's rights any such Investor may have or selling or purchasing any Company securities where prohibited under the then applicable pooling-of-interests accounting rules. For purposes of this Section 3.1, Corporate Transaction shall mean the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) that results in the transfer of fifty percent (50%) or more of the outstanding voting power of the Company.

          3.2 STANDSTILL. Except as set forth in the Preferred Stock Agreement, so long as an Investor has registration rights under this Agreement, such Investor agrees not to purchase any additional shares of, or securities convertible into or exercisable or exchangeable for any shares of, any class of capital stock of the Company unless approved in advance by the Board of Directors of the Company.

          3.3 ADDITIONAL PREFERRED INVESTORS. Each Investor agrees to permit other new preferred stock investors in the Company which are approved by the Board of Directors to participate on a pari passu basis in the rights of first offer, registration rights, information and access rights and the protective provision rights held by the Investors set forth herein and in the Restated Certificate of Incorporation.

     4. CORPORATE OPPORTUNITY MATTERS. Except as expressly provided in this Section 4, the Investors other than Enron (the "Rhythms Stockholders" for purposes of this Section 4.1) and the Company acknowledge and agree that neither Enron nor any of its Affiliates shall be expressly or implicitly restricted or proscribed pursuant to this Agreement, the relationship that exists between Enron and the Rhythms Stockholders, the relationship between Enron and the Company or otherwise, from engaging in any type of business activity or owning an interest in any type of business entity, regardless of whether such business activity is (or such business entity engages in businesses that are) in direct or indirect competition with the businesses or activities of the Company or of any of its Affiliates (as defined below) or any other person or entity. Without limiting the foregoing and except as otherwise expressly provided in this Section 4, the Rhythms Stockholders and the Company acknowledge and agree that (i) neither the Rhythms Stockholders, the Company or its Affiliates nor any other person or entity shall have any rights, by virtue of this Agreement, the relationship that exists between Enron and the Rhythms Stockholders, the relationship between Enron and the Company or otherwise, in any business venture or business opportunity of Enron or any of its Affiliates, and Enron and such Affiliates shall have no obligation to offer any interest in any such business venture or business opportunity to the Rhythms Stockholders, the Company, any Affiliate of the Company or any other person or entity, or otherwise account to the Rhythms Stockholders, the Company, any Affiliate of the Company or any other persons or entities in respect of any such business ventures, (ii) the activities of Enron or any of its Affiliates that are in direct or indirect competition with the activities of the Company or any of its Affiliates are hereby approved by the Rhythms Stockholders and the Company, and (iii) it shall be deemed not to be a breach of any fiduciary or other duties, if any and whether express or implied, that may be owed by Enron or its Affiliates to the Rhythms Stockholdersor the Company for Enron to permit itself or one of its Affiliates to engage in a business opportunity in preference or to the exclusion of the Rhythms Stockholders, the Company, its Affiliates or any other person or entity.

          4.1 Except as expressly provided in this Section 4, the Investors other than MCI WorldCom (the "Rhythms Stockholders" for purposes of this Section 4.2) and the Company acknowledge and agree that neither MCI WorldCom nor any of its Affiliates shall be expressly or implicitly restricted or proscribed pursuant to this Agreement, the relationship that exists between MCI WorldCom and the Rhythms Stockholders, the relationship between MCI WorldCom and the Company or otherwise, from engaging in any type of business activity or owning an interest in any type of business entity, regardless of whether such business activity is (or such business entity engages in businesses that are) in direct or indirect competition with the businesses or activities of the Company or of any of its Affiliates (as defined below) or any other person or entity. Without limiting the foregoing and except as otherwise expressly provided in this Section 4, the Rhythms Stockholders and the Company acknowledge and agree that (i) neither the Rhythms Stockholders, the Company or its Affiliates nor any other person or entity shall have any rights, by virtue of this Agreement, the relationship that exists between MCI WorldCom and the Rhythms Stockholders, the relationship between MCI WorldCom and the Company or otherwise, in any business venture or business opportunity of MCI WorldCom or any of its Affiliates, and MCI WorldCom and such Affiliates shall have no obligation to offer any interest in any such business venture or business opportunity to the Rhythms Stockholders, the Company, any Affiliate of the Company or any other person or entity, or otherwise account to the Rhythms Stockholders, the Company, any Affiliate of the Company or any other persons or entities in respect of any such business ventures, (ii) the activities of MCI WorldCom or any of its Affiliates that are in direct or indirect competition with the activities of the Company or any of its Affiliates are hereby approved by the Rhythms Stockholders and the Company, and (iii) it shall be deemed not to be a breach of any fiduciary or other duties, if any and whether express or implied, that may be owe by MCI WorldCom or its Affiliates to the Rhythms Stockholders or the Company for MCI WorldCom to permit itself or one of its Affiliates to engage in a business opportunity in preference or to the exclusion of the Rhythms Stockholders, the Company, its Affiliates or any other person or entity.

          4.2 For purposes of this Section 4, the term "Affiliate" shall mean (i) a person or entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with another person or entity or (ii) a person or entity that owns beneficially at least 50% of the equity of such other person or entity; provided, however, that when used to refer to Affiliates of the Company (as opposed to Affiliates of any other person or entity, such as Enron or MCI WorldCom), shall only mean persons or entities controlled by the Company (rather than persons or entities under common control with the Company), and when used to refer to Affiliates of Enron or MCI WorldCom, shall exclude the Company and its Affiliates. The term "control," including the correlative terms "controlling," "controlled by" and "under common control with" shall mean possession, directly or indirectly of the power to direct or cause the direction of management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise) of a person or entity.

     5.   MISCELLANEOUS.

          5.1 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          5.2 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Delaware without regard to choice of law principles.

          5.3 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          5.4 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          5.5 NOTICES. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon receipt addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

          5.6 EXPENSES. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          5.7 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of 60% or more of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company.

          5.8 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          5.9 AGGREGATION OF STOCK. All shares of Registrable Securities held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

          5.10 ENTIRE AGREEMENT; AMENDMENT; WAIVER. This Agreement (including the Exhibits hereto, if any) constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

                  [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                       RHYTHMS NETCONNECTIONS INC.



                                       By:
                                          -------------------------------
                                          Catherine Hapka, President

                             Address:  6933 South Revere Parkway
                                       Englewood, CO 80112-3931


                                       INVESTOR:

                                       MCI WORLDCOM VENTURE FUND, INC.


                                       By:
                                          -------------------------------
                                       Its:    /s/ President
                                           ------------------------------

                             Address:  1801 Pennsylvania Avenue, N.W.
                                       -------------------------------
                                       Washington, DC 20006
                                       -------------------------------

                                       ENRON COMMUNICATIONS GROUP, INC.


                                       By:
                                          -------------------------------
                                       Its:    Chairman
                                           ------------------------------
                             Address:  210 Southwest Morrison Street,
                                       Suite 400,
                                       Portland, Oregon 97204

                                       ENTERPRISE PARTNERS III, L.P.


                                       By:
                                          -------------------------------
                                       Its:     General Partner
                                           ------------------------------

                             Address:  7979 Ivanhoe, Suite 550
                                       La Jolla, CA 92037
                                       Attn:  William Stensrud



                       [SIGNATURE PAGE TO AMENDED AND RESTATED
                             INVESTORS' RIGHTS AGREEMENT]

                                       ENTERPRISE PARTNERS III ASSOCIATES, L.P.

                                       By:
                                           ------------------------------
                                       Its: General Partner
                                           ------------------------------

                             Address:  7979 Ivanhoe, Suite 550
                                       La Jolla, CA 92037
                                       Attn:  William Stensrud

                                       ENTERPRISE PARTNERS IV, L.P.

                                       By:
                                           -----------------------------
                                       Its:    General Partner
                                           -----------------------------

                             Address:  7979 Ivanhoe, Suite 550
                                       La Jolla, CA 92037
                                       Attn:  William Stensrud

                                       BRENTWOOD ASSOCIATES VII, L.P.

                                       By:  BRENTWOOD VII VENTURES, L.P.
                                            Its General Partner

                                             By:
                                                 -----------------------
                                             Its: General Partner
                                                 -----------------------

                             Address:  3000 Sand Hill Road
                                       Bldg. 1, Suite 260
                                       Menlo Park, CA 94025
                                       Attn:  John Walecka



                       [SIGNATURE PAGE TO AMENDED AND RESTATED
                             INVESTORS' RIGHTS AGREEMENT]

                                       BRENTWOOD AFFILIATES FUND, L.P.

                                       By:  BRENTWOOD VII VENTURES, L.P.
                                            Its General Partner

                                            By:
                                                ------------------------------
                                            Its: General Partner
                                                ------------------------------

                             Address:  3000 Sand Hill Road
                                       Bldg. 1, Suite 260
                                       Menlo Park, CA 94025
                                       Attn:  John Walecka

                                       KLEINER PERKINS CAUFIELD & BYERS VIII

                                       By:
                                          ------------------------------
                                       Its:    General Partner
                                           -----------------------------

                             Address:  2750 Sand Hill Road
                                       Menlo Park, CA 94025
                                       Attn:  Kevin Compton

                                       KPCB VIII FOUNDERS FUND

                                       By:
                                          ------------------------------
                                       Its:   General Partner
                                           -----------------------------

                                       Address:  2750 Sand Hill Road
                                       Menlo Park, CA 94025
                                       Attn:  Kevin Compton



                       [SIGNATURE PAGE TO AMENDED AND RESTATED
                             INVESTORS' RIGHTS AGREEMENT]

                                       KPCB INFORMATION SCIENCES ZAIBATSU
                                       FUND II

                                       By:
                                          ------------------------------
                                       Its:  General Partner
                                           -----------------------------

                             Address:  2750 Sand Hill Road
                                       Menlo Park, CA 94025
                                       Attn:  Kevin Compton

                                       SPROUT CAPITAL VII, L.P.

                                       By:  DLJ Capital Corporation
                                            Managing General Partner

                                            By:
                                                ------------------------
                                                Keith Geeslin, Attorney-in-Fact

                             Address:  3000 Sand Hill Road
                                       Building 3, Suite 170
                                       Menlo Park, CA 94025
                                       Attn:  Keith Geeslin

                                       THE SPROUT CEO FUND, L.P.

                                       By:  DLJ Capital Corporation
                                            Its General Partner

                                            By:
                                               ------------------------------
                                               Keith Geeslin, Attorney-in-Fact

                             Address:  3000 Sand Hill Road
                                       Building 3, Suite 170
                                       Menlo Park, CA 94025
                                       Attn:  Keith Geeslin


                       [SIGNATURE PAGE TO AMENDED AND RESTATED
                             INVESTORS' RIGHTS AGREEMENT]

                                       DLJ CAPITAL CORPORATION

                                       By:
                                          -------------------------------
                                          Keith Geeslin, Attorney-in-Fact

                             Address:  3000 Sand Hill Road
                                       Building 3, Suite 170
                                       Menlo Park, CA 94025
                                       Attn:  Keith Geeslin

                                       DLJ FIRST ESC L.L.C.

                                       By:  DLJ LBO Plans Management Corporation
                                       Its: Manager

                                       By:
                                          ------------------------------
                                          Keith Geeslin, Attorney-in-Fact

                             Address:  3000 Sand Hill Road
                                       Building 3, Suite 170
                                       Menlo Park, CA 94025
                                       Attn:  Keith Geeslin

                                       EPLEY INVESTORS II, LLC

                                       By:
                                          ------------------------------
                                       Its:
                                           -----------------------------
                              Address:
                                           -----------------------------

                                           -----------------------------


                                       ------------------------------
                                       Catherine Hapka

                             Address:  6933 South Revere Parkway
                                       Englewood, CO 80112-3931

                       [SIGNATURE PAGE TO AMENDED AND RESTATED
                             INVESTORS' RIGHTS AGREEMENT]

                                       BLUMENFELD & COHEN


                                       By:
                                          ------------------------------
                                       Its:
                                           -----------------------------

                             Address:  1615 M Street, N.W., Suite 700
                                       Washington, D.C. 20036

                                       ---------------------------------
                                       Eileen Shapiro

                             Address:  987 Memorial Drive, Apt. 672
                                       Cambridge, MA 02138

                                       ---------------------------------
                                       Joel Portugal

                             Address:  30 East 72nd Street
                                       New York, NY 10021

                                       ---------------------------------
                                       John H. Ware

                             Address:  c/o Spencer Stuart
                                       3000 Sand Hill Road
                                       Bldg. 2, Suite 175
                                       Menlo Park, California 94025

                                       ---------------------------------
                                       Brad A. Stirn

                             Address:  c/o Spencer Stuart
                                       3000 Sand Hill Road
                                       Bldg. 2, Suite 175
                                       Menlo Park, California 94025


                       [SIGNATURE PAGE TO AMENDED AND RESTATED
                             INVESTORS' RIGHTS AGREEMENT]

                                       ---------------------------------
                                       Steve R. Strain

                             Address:  c/o Spencer Stuart
                                       3000 Sand Hill Road
                                       Bldg. 2, Suite 175
                                       Menlo Park, California 94025

                                       ---------------------------------
                                       Richard S. Gostyla

                             Address:  c/o Spencer Stuart
                                       3000 Sand Hill Road
                                       Bldg. 2, Suite 175
                                       Menlo Park, California 94025

                                       ---------------------------------
                                       Nayla M. Rizk

                             Address:  c/o Spencer Stuart
                                       3000 Sand Hill Road
                                       Bldg. 2, Suite 175
                                       Menlo Park, California 94025

                                       ---------------------------------
                                       Jane E. Carmena

                             Address:  c/o Spencer Stuart
                                       3000 Sand Hill Road
                                       Bldg. 2, Suite 175
                                       Menlo Park, California 94025

                                       ---------------------------------
                                       Jeff Blumenfeld

                             Address:  1615 M Street, N.W., Suite 700
                                       Washington, D.C. 20036





                       [SIGNATURE PAGE TO AMENDED AND RESTATED
                             INVESTORS' RIGHTS AGREEMENT]

                                       BROBECK, PHLEGER & HARRISON LLP

                                       By:
                                          ------------------------------
                                       Its:
                                           -----------------------------

                             Address:  Spear Street Tower
                                       One Market Street
                                       San Francisco, California 94104

                                       ---------------------------------
                                       Craig S. Andrews

                             Address:  Brobeck, Phleger & Harrison LLP
                                       550 West "C" Street, Suite 1300
                                       San Diego, California 92101

                                       UMB AS TRUSTEE FOR BROBECK, PHLEGER
                                       & HARRISON RETIREMENT SAVINGS
                                       TRUST FBO JOHN A. DENNISTON

                                       By:
                                          ------------------------------
                                       Its:
                                           -----------------------------

                             Address:  1010 Grand Avenue
                                       Kansas City, MO 64106

                                       ---------------------------------
                                       Martin C. Nichols
                                       Address:  Brobeck, Phleger & Harrison LLP
                                       550 West "C" Street, Suite 1300
                                       San Diego, California 92101

                       [SIGNATURE PAGE TO AMENDED AND RESTATED
                             INVESTORS' RIGHTS AGREEMENT]

                                     SCHEDULE A

                                      INVESTOR

MCI Worldcom Venture Fund, Inc.
Enron Communications Group, Inc.
Enterprise Partners III, L.P.
Enterprise Partners III Associates, L.P.
Enterprise Partners IV, L.P.
Brentwood Associates VII, L.P.
Brentwood Associates Fund, L.P.
Kleiner Perkins Caufield & Byers VIII
KPCB VIII Founders Fund
KPCB Information Sciences Zaibatsu Fund II
Sprout Capital VII, L.P.
The Sprout CEO Fund, L.P.
DLJ Capital Corporation
DLJ First ESC L.L.C.
Epley Investors II, LLC
Stanford University
Catherine M. Hapka
Blumenfeld & Cohen
Eileen Shapiro
Joel Portugal
John H. Ware
Brad A. Stirn
Stephen R. Strain
Richard S. Gostyla
Nayla M. Rizk
Jane E. Carmena
Jeffrey Blumenfeld
Brobeck, Phleger & Harrison LLP
Craig S. Andrews
UMB as Trustee for Brobeck, Phleger & Harrison Retirement
     Savings Trust FBO John A. Denniston
Martin C. Nichols

                                    EXHIBIT C
                             VOTING TRUST AGREEMENT

                               VOTING TRUST AGREEMENT


          THIS VOTING TRUST AGREEMENT (this "Agreement"), dated as of March 3, 1999, by and between MCI WorldCom Venture Fund, Inc., a stockholder of Rhythms NetConnections Inc., a Delaware corporation (the "Company") (together with transferees of voting trust certificates subsequently agreeing to be bound by this Agreement, collectively referred to herein as the "Beneficiaries" or individually as the "Beneficiary"), and the Company, as voting trustee (with any successor to him as voting trustee, referred to herein as the "Trustee").

          WHEREAS, the Beneficiary owns or may in the future own shares of Series C Preferred Stock, $0.001 par value ("Series C Preferred"), of the Company in the amount set forth opposite its name on SCHEDULE A;

          WHEREAS, the Beneficiary believes it is in its best interests and in the best interests of the Company to transfer to the Trustee in trust for the limited purpose of voting in elections on certain matters as described herein all of the shares of Series C Preferred Stock of the Company either presently owned by it or hereafter acquired by it by any means (all such shares to be collectively referred to herein as "Shares"); and

          WHEREAS, the Beneficiary desires to empower the Trustee to vote the Shares owned by it in trust for it for the limited purpose of voting on certain stockholder matters as described herein for the term of this Agreement in the following manner.

          NOW, THEREFORE, in consideration of the foregoing and of the agreements contained herein, and in consideration of the transfer in trust to the Trustee of the Shares, it is hereby agreed:

          1. APPOINTMENT OF TRUSTEE. The Beneficiary hereby appoints the Trustee to serve as trustee of the Rhythms NetConnections Inc. Voting Trust, the trust established by this Agreement (the "Trust") and the Trustee hereby accepts such appointment and agrees to act as trustee of the Trust in accordance with the terms of this Agreement.

          2.   DEPOSIT OF STOCK AND ISSUANCE OF VOTING CERTIFICATES.

          (a) The Beneficiary shall forthwith deliver to the Trustee certificates for all Shares now owned by it, and will deliver to the Trustee certificates for all Shares hereafter acquired by it by any means, immediately upon becoming the owner thereof, duly endorsed for transfer or accompanied by duly executed instruments of transfer. Promptly upon receipt of such certificates, the Trustee shall cause such Shares to be transferred and registered in the stock records of the Company in the name of "Trustee of the Rhythms NetConnections Inc. Voting Trust" or a nominee name designated by him, and shall cause the new share certificates to bear a legend stating that the Shares evidenced thereby (the "Trustee Shares") are subject to the terms of this Agreement.

          (b) The Trustee shall issue and deliver to the Beneficiary a Voting Trust Certificate (a "Certificate") in respect of the number and type of Shares transferred to and held of record by the Trustee for the benefit of the Beneficiary under this Agreement, in the form of EXHIBIT A hereto (except that the Trustee may affix to a Certificate any restrictive legend borne by the certificates for Shares in respect of which Shares the Certificate is issued). Such Certificates shall be signed by the Trustee.

     3.   TRUSTEE'S POWERS AND DUTIES.

          (a) STOCKHOLDER MATTERS. The Trustee shall vote the Trustee Shares as follows:

                 (i) VOTE OF THE SERIES C PREFERRED. Only with respect to a proposal for a Corporate Transaction (defined below), and only to the extent such Corporate Transaction is submitted for a stockholder vote, in which the Series C Preferred Stock has class or series voting rights (a "Stockholder Proposal"), the Trustee shall vote the Trustee Shares for or against such Stockholder Proposal, in the same proportion as a majority of the then outstanding shares of Series A Preferred Stock and Series B Preferred Stock, voting as a single class (the "Series A and B Majority"), are voted or abstain. For purposes of this subsection (i), a Corporate Transaction shall mean (A) any consolidation or merger reorganization with or into any other corporation or corporations (including without limitation a merger or consolidation as contemplated under Subchapter IX of the Delaware General Corporation Law), or the effectuation of a transaction in which more than 50% of the voting power is disposed of, or a sale, conveyance or disposition of all or substantially all of the Company's assets or (B) the issuance of equity securities in connection with a corporate partnering or similar transaction.

                (ii) OTHER STOCKHOLDER MATTERS. With respect to any other proposal submitted for stockholder vote, the Trustee shall vote the Trustee Shares in the manner directed (whether for, against or to abstain) by the Beneficiary hereunder for whom the Trustee Shares are held; including, without limitation, NOTWITHSTANDING subsection (i) above, with respect to any proposal submitted for stockholder vote in connection with the following:

                         1. any action that would materially and adversely alter the rights, preferences or privileges of the Series C Preferred Stock as a separate series in a manner that is dissimilar and disproportionate relative to the manner in which the rights, preferences or privileges of the Series A or B Preferred Stock are altered; or

                         2. authorization of additional shares of Series C Preferred Stock; or

                         3. any action that would alter the right of the holders of the then outstanding shares of Series C Preferred Stock to elect one (1) director of the corporation pursuant to Article IV(B)4(b)(iii) of the Restated Certificate of Incorporation; or

                         4. amendment of Article IV(B)5(a) of the Restated Certificate of Incorporation.

          (b) NOTICE TO BENEFICIARIES. With respect to any proposal submitted for stockholder vote or written consent of which the Trustee receives notice, the Trustee shall give written notice thereof, including a copy of any such notice received by the Trustee and any other written material addressing such proposal provided to stockholders or to the Trustee, to the record holders of Certificates (as of the record date applicable to the Trustee for Shares as to such vote) promptly upon receipt thereof by the Trustee. For all matters covered by Section 3(a)(ii) above, the Trustee shall request instructions from such holders as soon as reasonably possible, but not later than ten (10) days prior to the date such vote is required; PROVIDED, HOWEVER, that if the Trustee does not receive notice prior to ten
(10) days before such vote is due, the Trustee shall provide notice as soon as reasonably possible as to the manner in which the Trustee Shares in which they respectively have beneficial interests should be voted. Each record holder of Certificates shall "vote" such beneficial interests for such matters by returning written instructions to the Trustee, who shall vote the shares in accordance with such instructions. For all matters covered by
Section 3(a)(i) above, the Trustee shall request from the Company and the Company shall provide to the Trustee on the day prior to the deadline for voting, the percentage of the Series A Preferred Stock and Series B Preferred Stock voting on the proposal and the percentage of those voting that voted in favor of the proposal, against the proposal, or that abstained with respect to the proposal. The Trustee shall vote the Shares in the same percentage as the Series A Preferred Stock and Series B Preferred Stock, voting as a single class, and in the same percentage for, against and abstain as the vote of the Series A Preferred Stock and Series B Preferred Stock voting as a single class.

          (c) SALES. The Trustee shall have no authority to sell or otherwise dispose of or to pledge, encumber or hypothecate, any of the Trustee Shares.

          4. DIVIDENDS AND DISTRIBUTIONS. Upon the declaration of any dividends or the payment of any other distribution of the Company with respect to Trustee Shares held for the Beneficiary other than pro rata distributions of additional voting shares of the Company, the Trustee shall distribute or cause all such dividends and distributions to be distributed by the Company to the Beneficiary. In the event of dissolution or liquidation of the Company during the term of this Agreement in such manner as to entitle the holders of shares to liquidating dividends in respect thereof, the Trustee shall distribute or cause all such liquidating dividends with respect to the Trustee Shares to be distributed by the Company to the Beneficiary.

     5.   THE TRUSTEE.

          (a) THE TRUSTEE AS BENEFICIARY OR AFFILIATE. Any Trustee and any firm or corporation of which such Trustee may be a member, agent, partner or employee and any corporation, trust, or association of which such Trustee may be a trustee, stockholder, director, officer, agent, or employee may contract with or be or become pecuniarily interested, directly or indirectly, in any matter or transaction to which the Company or any subsidiary or controlled or affiliated corporation may be a party or in which it may be concerned, as fully and freely as though such Trustee were not a Trustee hereunder. The Trustee may act as an agent, employee, director and/or officer of the Company or of any such subsidiary or controlled or affiliated corporation and, subject to the terms of this Agreement, may vote the Trustee Shares in favor of matters in which the Trustee or his affiliates are interested.

          (b) SUCCESSOR TRUSTEES. The Trustee may resign by giving notice of resignation to the Company and to the Beneficiary. Any successor Trustee shall enjoy all the rights, powers, interests, and immunities of the Trustee as originally constituted, and the title to the Trustee Shares of any Trustee who may resign or be removed or become incapacitated (by death, disability or otherwise) to act shall, upon such resignation or removal or incapacity, vest in the successor Trustee. In the event of the removal, resignation, or incapacity to act of any Trustee, a successor shall be appointed by the Beneficiary, which successor shall be reasonably acceptable to the Company. If, within 45 days following such removal, resignation or incapacity of the Trustee the Beneficiary has not appointed a successor, a successor shall be appointed by a majority vote of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock voting as a single class. The Beneficiary may remove any Trustee with cause by written notice to the Trustee and Board of Directors of the Company. In addition, a majority of the Board of Directors of the Company may determine that any Trustee has become incapacitated to act or may remove any Trustee for cause, in either case by written consents. Notwithstanding any change in the Trustee, the Certificates for the Trustee Shares may be (i) voted and/or (ii) endorsed and transferred, by any successor Trustee with the same effect as if voted, endorsed and transferred by the former Trustee. The Trustee is authorized and empowered to cause any further transfer of said shares to be made which may be necessary through the occurrence of any change of person acting as the Trustee hereunder.

          (c) RELATIONSHIP OF PARTIES. The Trust created by this Agreement is not intended to be, and shall not be deemed to be, and shall not be treated as a general partnership, limited partnership, joint venture, corporation, or joint stock company or association. The relationship of the Beneficiary to the Trustee shall be solely that of beneficiary of the Trust created by this Agreement and its rights shall be limited to those conferred upon it by this Agreement.

          (d) CONSULTATION WITH OUTSIDE ADVISORS. The Trustee may consult with legal counsel, which may be counsel to the Company or any of its affiliates or any of its or its affiliates' officers, directors or partners.

          (e) LIABILITY. In voting on all matters which may come before any meeting of stockholders of the Company the Trustee shall vote the Trustee Shares in the manner prescribed by this Agreement, and it is understood that the Trustee shall not incur responsibility by reason of any error of judgment or of law or by any matter or thing done or omitted under this Agreement, except for his own individual gross negligence or willful misconduct. No Trustee shall be liable in any event for acts or defaults of any other Trustee or for acts or defaults of any employee, agent, proxy, or attorney in fact of any other Trustee. The Trustee shall always be protected and free from liability in acting upon any notice, request, consent, instruction, certificate, declaration, telefax, guarantee, affidavit, or other paper or document or signature reasonably believed by him to be genuine and to have been signed by the proper party or parties or by the party or parties purporting to have signed the same.

          (f) THE TRUSTEE'S INDEMNITY. The Company shall indemnify, defend and hold harmless the Trustee against any and all losses, damages, liabilities, obligations, claims, demands, judgments, settlements, governmental investigations, costs and expenses of any nature whatsoever, including the reasonable fees and expenses of attorneys, accountants and consultants

(collectively, "Damages"), incurred in connection with or arising from the performance of his duties under this Agreement (except for his gross negligence or willful misconduct). Such indemnification shall be paid as incurred and on demand, subject to an undertaking by the Trustee to repay if it is ultimately determined that he is not entitled to such indemnification. In the event the Beneficiary shall request the Trustee to bring an action on its behalf, such party shall pay in advance all the expense of prosecuting such action and shall indemnify, defend and hold harmless the Trustee against all Damages incurred in connection with such action; the Trustee shall have no obligation to commence or proceed with such suit unless he is satisfied that all necessary monies have been paid in advance or advanced to the Trustee for this purpose.

          6. RESTRICTIONS ON TRANSFER. The Certificates shall be transferable only as provided in said Certificates and this Agreement. The Beneficiary shall be at liberty to sell, transfer or otherwise dispose of its Certificates issued hereunder; PROVIDED, that the transferee shall have agreed in writing to be bound by this Agreement as though such transferee originally executed this Agreement as a Beneficiary. All sales or transfers shall be recorded in the Certificate Book (defined in Section 9 below) and any proper sale or transfer made of any Certificate shall vest in the purchaser or transferee all rights of the transferror and shall subject the purchaser or transferee to the same limitations as those imposed on the transferror by the terms of the Certificate so transferred, and by this Agreement. Upon any such transfer, following execution of an agreement to be bound by this Agreement by a purchaser or transferee and upon surrender to the Trustee of any Certificate sold or transferred, duly endorsed for transfer, the Trustee shall deliver a Certificate or Certificates to the purchaser or transferee for the beneficial interest in the number and type of Trustee Shares represented by the Certificate so sold or transferred. The Trustee shall not be required to recognize any sale or transfer of a Certificate not made in accordance with the provisions hereof unless the person or persons claiming such ownership shall have produced indicia of title satisfactory to the Trustee, and shall have deposited with the Trustee indemnity satisfactory to him, and shall have executed an agreement to be bound by this Agreement.

     7.   CONTINUANCE AND TERMINATION OF TRUST.

          (a) TERM AND TERMINATION. This Agreement shall terminate on the earlier of (i) March 3, 2009; (ii) the date of the closing of a bona fide, firmly underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock of the Company to the public (the "Qualified Public Offering"); (iii) effectuation by the Company of a transaction or series of transactions in which the Company is consolidated or merged with or into any other corporation or corporations and in which the Company is not the surviving entity (but excluding a merger or consolidation of the Company with the parent of the Company or one of the Company's majority owned subsidiaries or an entity in which more than fifty percent (50%) of the voting control is controlled by the persons or entities controlling more than fifty percent (50%) of the voting control of the Company, whether or not the Company is the surviving entity ("Excluded Merger")) or in which the Company sells all or substantially all of its assets (other than to the parent of the Company or one of the Company's majority owned subsidiaries an entity in which more than fifty percent (50%) of the voting control is controlled by the persons or entities controlling more than fifty percent (50%) of the voting control of the Company ("Excluded Sale"); or (iv) the effective date of the liquidation or dissolution of the Company (other than as a result of an Excluded Merger or Excluded Sale). Notwithstanding the foregoing, this Agreement may (before a Qualified Public Offering has occurred) be extended to a date certain after a Qualified Public Offering by the written consent of the Beneficiary and of the Trustee (such extension not to be beyond March 3, 2009). This Agreement may be renewed and the term of the Trust extended at any time within the two (2) years prior to the expiration of the Trust for additional periods not exceeding ten (10) years from the expiration date of the Trust as originally fixed, or as last extended, by the written agreement of the Beneficiary and of the Trustee (an "Extension Agreement"), as to the Shares beneficially owned by the Beneficiary. In the event of such extension, the Trustee shall, prior to the expiration as hereinabove provided, as originally fixed, or as theretofore extended, as the case may be, file in the Executive Office (as defined below) a copy of the agreement extending the expiration date of this Agreement and thereupon the duration of this Agreement shall be extended for the period fixed by such Extension Agreement; PROVIDED, HOWEVER, that no such Extension Agreement shall affect the rights or obligations of persons not parties thereto. Except as otherwise provided in this Agreement, the trust created by this Agreement is hereby expressly declared to be irrevocable.

          (b) CONSOLIDATION, EXCHANGE, RECAPITALIZATION. In the event of a consolidation, share-for-share exchange, recapitalization or other reorganization involving the Company (other than a transaction described in Section 7(a) herein), this Agreement shall be effective and shall remain in force for its full term, substituting, where appropriate, for the Shares issued in such consolidation, exchange, recapitalization or other reorganization.

          (c)  ACTIONS FOLLOWING TERMINATION.

               (i) As soon as practicable after the termination of this Agreement, the Trustee shall by formal assignment of the Trustee Shares cause the Company to deliver to the Beneficiary share certificates or securities representing the number of Shares together with any other property distributed in respect of such Shares and not yet delivered to the beneficial owner, upon the surrender of such Certificates properly endorsed.

               (ii) If the Beneficiary cannot be located or fails or refuses to surrender Certificates in exchange for shares and/or other property as aforesaid, the Trustee may in his discretion deliver said shares and/or other property to the Company for the benefit of the person or persons entitled thereto. Upon any such delivery the Trustee shall be fully acquitted and discharged with respect to the delivery of said shares and/or other property.

          8. RECORD DATE. The Trustee shall use, as the record date for the determination of the Beneficiary entitled to receive payment of any dividend or other distribution, or any allotment of rights, or to exercise rights in respect of any other lawful action, or to vote on any matter, the record date so fixed by the Company with respect to the Shares. When a record date is so fixed, the Beneficiary of record on that date is entitled to receive the dividend, distribution, or allotment of rights, or to vote, or to exercise of the rights, as the case may be, notwithstanding any transfer of Certificates after the record date. The record date for determining Beneficiaries for any purpose other than set forth in this Section shall be at the close of business on the day on which the Trustee adopts the resolution relating thereto, or the sixtieth day prior to the date of such other action, whichever is later.

          9. INSPECTION OF RECORDS. The Trustee shall keep at 6933 South Revere Parkway, Englewood, Colorado 80112-3731, or such other address at which the Company's principal executive office may be located (the "Executive Office"), correct books of account of all his business and transactions, and a book to be known as the "Certificate Book" containing the names of all persons who are Beneficiaries, showing their places of residence, the number and type of shares represented by the Certificates held by them, and the date they became the owners thereof. This Agreement shall be open for inspection by any stockholder of the Company, a Beneficiary, or the agent of either upon the same terms as the record of stockholders of the Company is open to inspection by stockholders.

          10. LOST OR STOLEN CERTIFICATES. If a Certificate shall be lost, stolen, mutilated, or destroyed, the Trustee, in his discretion, may issue a duplicate of such Certificate upon receipt of evidence of such fact satisfactory to him, and upon receipt of an indemnity satisfactory to him, and upon receipt of the existing Certificate, if mutilated.

          11.  Miscellaneous.

          (a) FILING OF AGREEMENT. The Trustee shall cause to be filed a copy of this Agreement, and every amendment (including the written consent of the Trustee as required pursuant to Section 7(a) hereof) or supplement hereto, in the registered office of the Company in the State of Delaware and at the Executive Office, which Agreement shall be open to the inspection of any stockholder of the Company or any Beneficiary of this Agreement during business hours of the Company.

          (b) SUCCESSORS AND ASSIGNS. This Agreement shall bind the Trustee and the Beneficiary hereunder and each and all of the heirs, executors, administrators, personal representatives, successors, and assigns thereof, and shall inure to the benefit of the Trustee, his successors, the Beneficiary, and its permitted transferees.

          (c) NOTICES. Unless otherwise expressly provided herein, all notices, requests, demands, instructions, documents and other communications to be given hereunder by any party to another shall be in writing, shall be sent to the address/fax number set forth below (provided that any party may at any time change its address for notice or other such information by giving written notice thereof in accordance with this Section), and shall be deemed to be duly given upon the earliest of (i) hand delivery, (ii) the first business day after sending by reputable overnight delivery service for next-day delivery, (iii) the third business day after sending by first class United States mail, postage prepaid, (iv) the time of successful facsimile transmission (or in the event the time of receipt of the fax in the city where the fax is received is not during regular business hours on a business day, then at the customary hour for the opening of business on the next business day), or (v) the date actually received by the other party:

               (x) If to Beneficiary, to the address of the Beneficiary appearing on the records of the Trustee.

               (y)   If to the Trustee to:        Rhythms NetConnections Inc.

                                                  6933 South Revere Parkway
                                                  Englewood, CO 80112-3931
                                                  FAX No.:  (303) 476-4201

          (d) COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which taken together shall constitute one instrument.

          (e) ENFORCEABILITY. If in any judicial proceedings, a court shall refuse to enforce any of the provisions of this Agreement, then such unenforceable provision shall be deemed modified or limited so as to effectuate, to the maximum extent possible, the parties' expressed intent, and if no such modification or limitation could render it enforceable it shall be eliminated from this Agreement, and in any event the remaining provisions of this Agreement shall remain in full force and effect.

          (f) ENTIRE AGREEMENT. This Agreement is the entire agreement of the parties with respect to the subject matter hereof, and supersedes all prior and contemporaneous negotiations, understandings, arrangements and agreements. The Beneficiary represents and warrants that this Agreement is fully integrated and not in need of parol evidence in order to reflect the intention of the parties. Moreover, the Beneficiary acknowledges (i) that it intends the literal words of the Agreement to govern and for all prior and contemporaneous negotiations, drafts and other extrinsic communications to have no significance or evidentiary effect and (ii) that this Agreement has been fully negotiated by the parties and that accordingly it shall be construed "evenly" and not for or against any party. By signing this Agreement, the Beneficiary further acknowledges that it has consulted with legal counsel about the effect of this Section 11(f) and understands its effect.

          (g) COMPENSATION OF THE TRUSTEE; PAYMENT OF COSTS. The Trustee shall not be entitled to any compensation for its services as the Trustee. The Trustee agrees that Beneficiary shall have no obligation to pay to the Trustee any amount whatsoever as fees or in respect to the Trustee's costs or expenses related to this Agreement, except as provided in Sections 5(f) and 11(k). The Trustee will look solely to the Company for reimbursement of any amounts incurred or expended by it in connection with its duties under this Agreement, except as provided in Sections 5(f) and 11(k), and expressly waives any rights which it might otherwise have to charge the trust corpus for any costs, fees or expenses related to this Agreement, or to withhold any amounts from or set off any amounts against the shares received by it in trust or any distributions thereon.

          (h) AMENDMENT AND MODIFICATION. This Agreement may not be amended, modified or terminated, except with the written consent of the Trustee, holders of a majority in interest of the Shares and a Series A and B Majority; PROVIDED, HOWEVER, that the addition of Beneficiaries or Shares after the original date of execution of this Agreement shall not be considered an amendment or modification.

          (i) GOVERNING LAW. This Agreement shall be governed by the internal laws of the State of Delaware without regard to principles of conflict of laws.

          (j) SECTION 218. This Agreement is intended to create a voting trust pursuant to and subject to Section 218 of the Delaware General Corporation Law. If for any reason such voting trust is determined to be invalid or unenforceable, this Agreement and the relationship of the parties hereunder shall be deemed to be and shall be reconstituted as a voting agreement under Section 218(c), and all provisions of this Agreement shall apply to the maximum extent possible to effectuate the intention of the parties that the substantive provisions hereof shall govern the voting of Shares by or for the parties hereto.

          (k) COSTS AND EXPENSES. If the Beneficiary unsuccessfully challenges all or any portion of this Agreement, or if the Trustee successfully sues the Beneficiary to enforce or confirm this Agreement, the Beneficiary shall be liable for the other party's or parties' attorneys' fees, costs and expenses. In no event shall the Trustee be liable for the Beneficiary's attorneys' fees, costs and expenses.

          (l) EQUITABLE REMEDIES. Each of the parties hereby acknowledges and agrees that the legal remedies available, in the event the covenants and agreements made in this Agreement are violated, would be inadequate and that any party shall be entitled, without posting any bond or other security, to temporary, preliminary and permanent injunctive relief, specific performance and other equitable remedies in the event of such a violation, in addition to any other remedies which such party may have at law or in equity.


                  [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the Beneficiary has set its hands on the signature page attached hereto, and the Trustee, in token of its acceptance hereby created, has hereunto set its hand.

                              "TRUSTEE"

                              RHYTHMS NETCONNECTIONS INC.

                              By:
                                 ---------------------------------
                              Title:    CFO
                                    ------------------------------

                              "BENEFICIARY"

                              MCI WORLDCOM VENTURE FUND, INC.

                              By:
                                 ---------------------------------
                              Title:   President
                                    ------------------------------



AGREED TO:

"COMPANY"

RHYTHMS NETCONNECTIONS INC.



By:
   ---------------------------------
Title:
      ------------------------------



                   [SIGNATURE PAGE FOR VOTING TRUST AGREEMENT]

                                     Schedule A

                                    BENEFICIARY



MCI WORLDCOM VENTURE FUND, INC.
1801 Pennsylvania Avenue, N.W.
Washington, DC 20006

                                     Exhibit A

                              VOTING TRUST CERTIFICATE
                              ------------------------

                            RHYTHMS NETCONNECTIONS INC.
                               A Delaware Corporation


                              Voting Trust Certificate



Certificate
No. ________                       3,731,410 shares of Series C Preferred Stock


          This certifies that MCI WorldCom Venture Fund, Inc. (or its predecessor in interest) has deposited for transfer in trust to the Trustee of the Rhythms NetConnections Inc. Voting Trust Three Million Seven Hundred Thirty-One Thousand Four Hundred Ten (3,731,410) shares of Series C Preferred Stock, par value $0.001 per share, of Rhythms NetConnections Inc., a Delaware corporation, under a Voting Trust Agreement, dated as of ________, 1999 by and between MCI WorldCom Venture Fund, Inc., a stockholder of Rhythms NetConnections Inc., and Rhythms NetConnections Inc., as Trustee under said Voting Trust Agreement. This certificate and the interest represented hereby may be transferred only if permitted under the terms of said Voting Trust Agreement and is transferable only on the books of the Trustee upon the execution of said Voting Trust Agreement by such transferee and the presentation and surrender of this certificate duly endorsed for transfer. The holder of this certificate takes the same subject to all the terms and conditions of said Voting Trust Agreement, is entitled to the rights and benefits thereof and is subject to the obligations thereof. A copy of said Voting Trust Agreement may be obtained from the undersigned Trustee.

          IN WITNESS WHEREOF, the Trustee has caused this certificate to be signed this ___ day of ________, 1999.


                                   RHYTHMS NETCONNECTIONS INC., TRUSTEE


                                   By:____________________________________

                                   Title:_________________________________

                                   EXHIBIT D

                                FORM OF WARRANT

                     THE TRANSFER OF THIS WARRANT IS SUBJECT TO
                    RESTRICTIONS CONTAINED HEREIN.  THIS WARRANT
                        HAS BEEN ISSUED IN RELIANCE UPON THE
                   REPRESENTATION OF THE HOLDER THAT IT HAS BEEN
                   ACQUIRED FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TOWARD THE RESALE OR OTHER DISTRIBUTION THEREOF. NEITHER THIS WARRANT NOR THE SHARES
                     ISSUABLE UPON THE EXERCISE OF THIS WARRANT
                     HAVE BEEN REGISTERED UNDER THE SECURITIES
                     ACT OF 1933 OR ANY STATE SECURITIES LAWS.

                            RHYTHMS NETCONNECTIONS INC.


                           Common Stock Purchase Warrant

To Subscribe for and Purchase                                     March 3, 1999
600,000 Shares of Common Stock of
Rhythms NetConnections Inc.

          THIS CERTIFIES that, for the purchase price of $8.04 per share, MCI WorldCom Venture Fund, Inc. or its registered assigns (the "Holder") is entitled to subscribe for and purchase from Rhythms NetConnections Inc., a Delaware corporation (hereinafter called the "Company"), up to 600,000 shares (subject to adjustment as hereinafter provided) of fully paid and non-assessable Common Stock of the Company (the "Common Stock"), subject to the provisions and upon the terms and conditions hereinafter set forth at the price of $8.04 per share (such price as from time to time to be adjusted as provided herein is called the "Warrant Price"), at or prior to 5:00 p.m. Pacific time on March 3, 2004 (the "Exercise Period).

          This Warrant and any Warrant subsequently issued upon exchange or transfer hereof are hereinafter collectively called the "Warrant."

     Section 1. EXERCISE OF WARRANT. The rights represented by this Warrant may be exercised by the Holder, in whole or in part (but not as to fractional shares) at any time or from time to time during the Exercise Period by the completion of the purchase form attached hereto and by the surrender of this Warrant (properly endorsed) at the office of the Company as it may designate by notice in writing to the Holder hereof at the address of the Holder appearing on the books of the Company, and by payment to the Company of the Warrant Price in cash or by certified or official bank check, for each share being purchased. (In addition, see Section 2 below for net issuance provisions.) In the event of any exercise of the rights represented by this Warrant, a certificate or certificates for the shares of Common Stock so purchased, registered in the name of the Holder, or its nominee or other party designated in the purchase form by the Holder hereof, shall be delivered to the Holder within thirty (30) business days after the date on which the rights represented by this Warrant shall have been so exercised; and, unless this

Warrant has expired or has been exercised in full, a new Warrant representing the number of shares (except a remaining fractional share), if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder within such time. The person in whose name any certificate for shares of Common Stock is issued upon exercise of this Warrant shall for all purposes be deemed to have become the holder of record of such shares on the date on which this Warrant was surrendered and payment of the Warrant Price is made, except that, if the date of such surrender and payment is a date on which the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open. No fractional shares shall be issued upon exercise of this Warrant and no payment or adjustment shal be made upon any exercise on account of any cash dividends on the Common Stock issued upon such exercise. If any fractional interest in a share of Common Stock would, except for the provision of this Section 1, be delivered upon such exercise, the Company, in lieu of delivery of a fractional share thereof, shall pay to the Holder an amount in cash equal to the current market price of such fractional share as determined in good faith by the Board of Directors of the Company.

     Section 2.      NET ISSUANCE.

          (a) RIGHT TO CONVERT. In addition to and without limiting the rights of the Holder under the terms of this Warrant, if the fair market value of a share of Common Stock is greater than the Warrant Price, in lieu of exercising this Warrant for cash the Holder shall have the right to convert this Warrant or any portion thereof (the "Conversion Right") into shares of Common Stock equal to the value of this Warrant or the portion thereof being canceled as provided in this Section 2 at any time or from time to time during the Exercise Period. Upon exercise of the Conversion Right with respect to a particular number of shares subject to the Warrant (the "Converted Warrant Shares"), the Company shall deliver to the Holder (without payment by the Holder of any exercise price or any cash or other consideration) that number of shares of fully paid and nonassessable Common Stock computed using the following formula:

          X = Y (A - B)
                   A

          Where X =  the number of shares of Common Stock to be delivered to the holder

                     Y = the number of Converted Warrant Shares

                     A = the fair market value of one share of the Company's
                         Common Stock on the Conversion Date (as defined below)

                     B = the per share exercise price of the Warrant (as
                         adjusted to the Conversion Date)

The Conversion Right may only be exercised with respect to a whole number of shares subject to the Warrant. No fractional shares shall be issuable upon exercise of the Conversion Right, and if the number of shares to be issued determined in accordance with the foregoing formula is other than a whole number, the Company shall pay to the Holder an amount in cash equal to the fair market value of the resulting fractional share on the Conversion Date (as defined below). Shares issued pursuant to the Conversion Right shall be treated as if they were issued upon the exercise of the Warrant.

          (b) METHOD OF EXERCISE. The Conversion Right may be exercised by the Holder by the surrender of the Warrant at the principal office of the Company together with a written statement specifying that the Holder thereby intends to exercise the Conversion Right and indicating the total number of shares under the Warrant that the Holder is exercising through the Conversion Right. Such conversion shall be effective upon receipt by the Company of the Warrant together with the aforesaid written statement, or on such later date as is specified therein (the "Conversion Date"). Certificates for the shares issuable upon exercise of the Conversion Right and, if applicable, a new warrant evidencing the balance of the shares remaining subject to the Warrant, shall be issued as of the Conversion Date and shall be delivered to the Holder promptly following the Conversion Date.

          (c)  DETERMINATION OF FAIR MARKET VALUE.  For purposes of this
Section 2, fair market value of a share of Common Stock on the Conversion Date shall mean:

               (i) If traded on a stock exchange, the fair market value of the Common Stock shall be deemed to be the average of the closing selling prices of the Common Stock on the stock exchange determined by the Board to be the primary market for the Common Stock over the ten (10) trading day period (or such shorter period immediately following the closing of an initial public offering) ending on the date prior to the Conversion Date, as such prices are officially quoted in the composite tape of transactions on such exchange;

               (ii) If traded over-the-counter, the fair market value of the Common Stock shall be deemed to be the average of the closing bid prices (or, if such information is available, the closing selling prices) of the Common Stock over the ten (10) trading day period (or such shorter period immediately following the closing of an initial public offering) ending on the date prior to the Conversion Date, as such prices are reported by the National Association of Securities Dealers through its NASDAQ system, any successor system or any exchange on which it is listed, whichever is applicable; or

               (iii) If there is no public market for the Common Stock, then the fair market value shall be determined by mutual agreement of the holder of the Warrant and the Company, and if the holder and the Company are unable to so agree, by an investment banker of national reputation selected by the Company and reasonably acceptable to the holder of the Warrant.

     Section 3. STOCK SPLITS, CONSOLIDATION, MERGER AND SALE. In the event that before the issuance of the shares of Common Stock into which this Warrant may be exercised the outstanding shares of Common Stock shall be split, combined or consolidated, by dividend, reclassification or otherwise, into a greater or lesser number of shares of Common Stock or any other class or classes of stock, as appropriate, the Warrant Price in effect immediately prior to such combination or consolidation and the number of shares purchasable under this Warrant shall, concurrently with the effectiveness of such combination or consolidation, be proportionately adjusted. If there shall be effected any consolidation or merger of the Company with another corporation, or a sale of all or substantially all of the Company's assets to another corporation, and if the holders of Common Stock shall be entitled pursuant to the terms of any such transaction to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such consolidation, merger or sale, lawful and adequate provisions shall be made whereby the Holder of this Warrant shall thereafter have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable upon the exercise of such Warrant, such shares of stock, securities or assets as may be issuable or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore so receivable had such consolidation, merger or sale not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder to the end that the provisions hereof shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of this Warrant.

          (a) STOCK TO BE RESERVED. The Company will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issue upon the exercise of this Warrant as herein provided, such number of shares of Common Stock as shall then be issuable upon the exercise of this Warrant.

          (b) ISSUE TAX. The issuance of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Holders of this Warrant for any issuance tax in respect thereof provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the Holder of this Warrant.

          (c) CLOSING OF BOOKS. The Company will at no time close its transfer books against the transfer of the shares of Common Stock issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant.

     Section 4.      NOTICES OF RECORD DATES.  In the event of:

          (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution (other than cash dividends out of earned surplus), or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

          (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all the assets of the Company to or consolidation or merger of the Company with or into any other corporation, or

          (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then and in each such event the Company will give notice to the Holder of this Warrant specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and stating the amount and character of such dividend, distribution or right, and (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock will be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up. Such notice shall be given at least ten (10) days and not more than ninety (90) days prior to the date therein specified, and such notice shall state that the action in question or the record date is subject to the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") or to a favorable vote of shareholders, if either is required.

     Section 5. NO SHAREHOLDER RIGHTS OR LIABILITIES. This Warrant shall not entitle the Holder hereof to any voting rights or other rights as a shareholder of the Company. No provision hereof, in the absence of affirmative action by the Holder hereof to purchase shares of Common Stock, and no mere enumeration hereon of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder for the Warrant Price or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

     Section 6. REPRESENTATIONS OF HOLDER. The Holder hereby represents and acknowledges to the Company that:

          (a) this Warrant, the Common Stock issuable upon exercise of this Warrant and any securities issued with respect to any of them by way of a stock dividend or stock split or in connection with a recapitalization, merger, consolidation or other reorganization will be "restricted securities" as such term is used in the rules and regulations under the Securities Act and that such securities have not been and may not be registered under the Securities Act or any state securities law, and that such securities must be held indefinitely unless registration is effected or transfer can be made pursuant to appropriate exemptions;

          (b) the Holder has read, and fully understands, the terms of this Warrant set forth on its face and the attachments hereto, including the restrictions on transfer contained herein;

          (c) the Holder is purchasing for investment for its own account and not with a view to or for sale in connection with any distribution of this Warrant or the Common Stock of the Company issuable upon exercise of this Warrant and it has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws; provided that nothing contained herein will prevent Holder from transferring such securities in compliance with the terms of this Warrant and the applicable federal and state securities laws;

          (d) the Holder is an "accredited investor" within the meaning of paragraph (a) of Rule 501 of Regulation D promulgated by the Securities and Exchange Commission and an "excluded purchaser" within the meaning of Section 25102(f) of the California Corporate Securities Law of 1968; and

          (e) the Company may affix the following legend (in addition to any other legend(s), if any, required by applicable state corporate and/or securities laws) to certificates for shares of Common Stock (or other securities) issued upon exercise of this Warrant ("Warrant Shares"):

          "These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act."

     Section 7.      LIMITATIONS ON DISPOSITION.

          (a) The Holder of this Warrant, by acceptance hereof, agrees to comply in all respects with the provisions of this Section 7. Without in any way limiting the representations set forth above, the Holder of this Warrant agrees not to make any disposition of this Warrant or any Warrant Shares, unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 7 and the other provisions of this Warrant as if such transferee were the original Holder hereof, provided and to the extent such provisions are then applicable, and:

               (i) There is then in effect a Registration Statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

               (ii) (A) the Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and the Company has given its prior written consent, and (B) if reasonably requested by the Company, the Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of the Warrant and/or the Warrant Shares under the Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

          (b) Notwithstanding the provisions of paragraph (a) above, (i) no such Registration Statement, prior consent or opinion of counsel shall be necessary for a transfer (A) by a Holder which is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or to the transfer by gift, will or intestate succession of any partner to his spouse or to the siblings, lineal descendants or ancestors of such partner or his spouse, or (B) to an "affiliate" of the Holder as that term is defined in Rule 405 promulgated by the Securities and Exchange Commission under the Securities Act, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if he were an original Holder hereunder, and (ii) no transferee shall be required, as a condition to any transfer of the Warrant or the Warrant Shares by the Holder, to agree to be bound by this Section 7, if the transferee is acquiring the Warrant and/or Warrant Shares pursuant to a Registration Statement under the Securities Act or in a transaction made pursuant to Rule 144. Each new certificate evidencing the Warrant and/or Warrant Shares so transferred shall bear the appropriate restrictive legends set forth in Section 6(f) above, except that such certificate shall not bear such restrictive legend if, in the opinion of counsel for the Company, such legend is not required in order to establish or assist in compliance with any provisions of the Securities Act or any applicable state securities laws.

     Section 8. LOST, STOLEN, MUTILATED OR DESTROYED WARRANT. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may in its discretion reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

     Section 9. PRESENTMENT. Prior to due presentment of this Warrant together with a completed assignment form attached hereto for registration of transfer, the Company may deem and treat the Holder as the absolute owner of the Warrant, notwithstanding any notation of ownership or other writing thereon, for the purpose of any exercise thereof and for all other purposes, and the Company shall not be affected by any notice to the contrary.

     Section 10. NOTICE. Notice or demand pursuant to this Warrant shall be sufficiently given or made, if sent by first-class mail, postage prepaid, addressed, if to the Holder of this Warrant, to the Holder at its last known address as it shall appear in the records of the Company, and if to the Company, at 6933 South Revere Parkway, Englewood, Colorado 80112, Attention:
Secretary. The Company may alter the address to which communications are to be sent by giving notice of such change of address in conformity with the provisions of this Section 10 for the giving of notice.

     Section 11. GOVERNING LAW. The validity, interpretation and performance of this Warrant shall be governed by the laws of the State of Delaware without regard to principles of conflicts of laws.

     Section 12. SUCCESSORS, ASSIGNS. Subject to the restrictions on transfer by Holder set forth in Section 7 hereof, all the terms and provisions of the Warrant shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

     Section 13. AMENDMENT. This Warrant may be modified, amended or terminated by a writing signed by the Company and the Holder.

     Section 14. SEVERABILITY. Should any part but not the whole of this Warrant for any reason be declared invalid, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in force and effect as if this Warrant had been executed with the invalid portion thereof eliminated, and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Warrant without including therein any such part which may, for any reason, be hereafter declared invalid.

     Section 15. "MARKET STAND-OFF" AGREEMENT. Holder hereby agrees that, during the period of duration (such period not to exceed 180 days) specified by the Company and an underwriter of Common Stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Securities Act of 1933, as amended, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except Common Stock included in such registration; PROVIDED, HOWEVER, that:

               (i) such agreement shall be applicable only to the first two such registration statements of the Company which cover common stock (or other securities) to be sold on its behalf to the public in an underwritten offering; and

               (ii) all officers and directors of the Company and all other persons with registration rights enter into similar agreements.

In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Common Stock of the Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

     Section 16. NO IMPAIRMENT. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against impairment.

     Section 17. NO RIGHT TO REDEEM. Except as explicitly provided herein, this Warrant may not be called by the Company.

                 [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed and delivered on and as of the day and year first above written by one of its officers thereunto duly authorized.

                                   RHYTHMS NETCONNECTIONS INC.,
                                   a Delaware corporation

Dated:  March 3, 1999
                                   -----------------------------------
                                   Catherine Hapka, President and
                                   Chief Executive Officer

          The undersigned Holder agrees and accepts this Warrant and acknowledges that it has read and confirms each of the representations contained in Section 6.

     MCI WORLDCOM VENTURE FUND, INC.

                                   By:
                                      ---------------------------------

                                   Its:      President
                                       --------------------------------

                                   Address:  1801 Pennsylvania Avenue, N.W.
                                           -----------------------------------
                                             Washington, DC 20006
                                           -----------------------------------







                 [SIGNATURE PAGE TO COMMON STOCK PURCHASE WARRANT]

                                   PURCHASE FORM

(To be executed by the Warrant Holder if he desires to exercise the Warrant in whole or in part)

To:  RHYTHMS NETCONNECTIONS INC.

          The undersigned, whose Social Security or other identifying number is _______________, hereby irrevocably elects the right of purchase represented by the within Warrant for, and to purchase thereunder, ___________________________ shares of Common Stock provided for therein and tenders payment herewith to the order of

                            RHYTHMS NETCONNECTIONS INC.

                                  in the amount of

                                   $____________

The undersigned requests that certificates for such shares be issued as follows:

Name:___________________________________________________________________________
Address:________________________________________________________________________
Deliver to:_____________________________________________________________________
Address:________________________________________________________________________

and, if said number of shares shall not be all the shares purchasable hereunder, that a new Warrant for the balance remaining of the shares purchasable under the within Warrant be registered in the name of, and delivered to, the undersigned at the address stated below:

     Address:__________________________________________________________________
             __________________________________________________________________

Dated: ____________, 199__         Signature:__________________________________

                                             (Signature must conform in all
                                             respects to the name of the Warrant
                                             Holder as specified on the face of
                                             the Warrant, without alteration,
                                             enlargement or any change
                                             whatsoever)

                                     ASSIGNMENT

(To be executed by the Warrant Holder if he desires to effect a transfer of the Warrant)

       FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ________________________________, whose Social Security or other identification number is ________________________ [residing/located] at ____________________________ the attached Warrant, and appoints
_______________ residing at ____________________________ the undersigned's attorney-in-fact to transfer said Warrant on the books of the Company, with full power of substitution in the premises.

Dated: ______________, 199__.

In the presence of:

_____________________________________   _______________________________________

                                        (Signature must conform in all respects
                                        to the name of the Warrant Holder as
                                        specified on the face of the Warrant,
                                        without alteration, enlargement or any
                                        change whatsoever).